Exhibit 10.3

LEASE AGREEMENT
KPG FF Owner, L.P.
Landlord
AND
Madrigal Pharmaceuticals, Inc.
Tenant
AT

1001 Conshohocken State Road
West Conshohocken, Pennsylvania 19428
______________

LEASE AGREEMENT
INDEX

1. Basic Lease Terms and Definitions.                                 1
2. Premises.                                                 4
3. Use.                                                     5
4. Term; Possession.                                             6
5. Rent.                                                     6
6. Operating Expenses; Property Taxes.                                 6
7. Services.                                                 8
8. Insurance; Waivers; Indemnification.                                 8
9. Maintenance and Repairs.                                         9
10. Compliance.                                                 10
11. Signs.                                                     11
12. Alterations.                                                 12
13. Mechanics’ Liens.                                             12
14. Landlord’s Right of Entry.                                         13
15. Damage by Fire or Other Casualty.                                 13
16. Condemnation.                                             13
17. Quiet Enjoyment.                                             13
18. Assignment and Subletting.                                     14
19. Subordination; Mortgagee’s Rights.                                 15
20. Tenant’s Certificate; Financial Information.                             16
21. Surrender.                                                 16
22. Defaults - Remedies.                                             17
23. Authority.                                                 19
24. Liability of Landlord.                                             20
25. Miscellaneous.                                             21
26. Notices.                                                 22
27. Reserved.                                                 22
28. Utilities.                                                 22
29. Rights Reserved to Landlord.                                     23
30. Amenities.                                                 24
31. Parking.                                                 24

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THIS LEASE AGREEMENT (“Lease”) is made by and between KPG FF Owner, L.P., a Delaware limited partnership (“Landlord”) and Madrigal Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is dated as of the last date on which this Lease has been fully executed by Landlord and Tenant (“date of this Lease” or “Effective Date”). In consideration of the mutual covenants and conditions contained herein and intending to be legally bound, the parties hereby agree as follows:

1.Basic Lease Terms and Definitions.

(a)    Premises: That certain space containing approximately 54,115 rentable square feet (“RSF”), located as shown on Exhibit “A”. The Premises consists of the following spaces:
(i) From and after the Commencement Date, approximately 14,932 RSF, being a portion of the leasable area on the second floor of Building 2, as shown on Exhibit “A” (the “Initial Premises” or “Phase One Space”); and
(ii) From and after the Phase Two Commencement Date, the following:
(1)    approximately 7,080 RSF, being the remaining portion of the leasable area on the second floor of Building 2, as shown on Exhibit “A” (the “Additional Second Floor Space”);
(2)    approximately 21,975 RSF, designated as Suite 2-300, being part of the third floor of Building 2, as shown on Exhibit “A” (“Suite 2-300”); and
(3)    approximately 10,128 RSF, designated as Suite 1-104, being part of the first floor of Building 1, as shown on Exhibit “A” (“Suite 1-104” and together with the Additional Second Floor Space and Suite 2-300, collectively, the “Additional Premises” or “Phase Two Space”).
(b)    Building: The existing buildings, deemed to include 254,318 RSF, currently known as “1K1” (or such other name as Landlord may from time to time designate), having the street address at 1001 Conshohocken State Road, West Conshohocken, Pennsylvania (Building 1 and Building 2 together, individually or collectively as the context may require, hereinafter referred to as the “Building”, and together with the lot(s) or parcel(s) of land on which the same are located and improvements thereto, the “Property”).
(c)    Term: The “Initial Term” shall be the continuous period of time beginning on the Commencement Date, including the period from the Commencement Date to the Phase Two Commencement Date, and continuing to and ending on the last day of the month that is sixty-six (66) full calendar months from the Phase Two Commencement Date (plus any partial month from the Phase Two Commencement Date until the first day of the next full calendar month during the Term, if the Phase Two Commencement Date is not the first day of the month). The “Term” shall include the Initial Term and any period of renewal or extension of the Term if this Lease is renewed or extended pursuant to a right or option of Tenant under Exhibit “F” or otherwise granted to Tenant under the terms of this Lease.
(d)    Commencement Date: The “Commencement Date” is the date that the Initial Premises is delivered to Tenant in “AS IS” condition, estimated to be sixty (60) days from the Effective Date. Tenant shall have early access to the Initial Premises for the purpose of installing Tenant’s furniture, fixtures, equipment, wiring and cabling (without triggering the Commencement Date) commencing as of the Effective Date, under the terms and conditions of Paragraph E-4(d) of Article II of Exhibit “E” of this Lease. At either party’s request, the parties shall execute a written confirmation of the Commencement Date and other matters concerning the Lease in form and content reasonably satisfactory to the parties.
(e)    Phase Two Delivery Date; Phase Two Commencement Date:
(i)    Unless Landlord receives Tenant’s Election Notice to have Landlord perform the Work by the Tenant’s Election Deadline, as such terms are defined in subsection 1(e)(ii) below (in which case, the terms of subsection 1(e)(ii) below will be effective), the following terms shall be effective: (1) The “Phase Two Delivery Date” is the date that the Landlord has achieved Substantial Completion of the Base Building Work with respect to the Phase Two Space as described in Article I of Exhibit “E” and the Phase Two Space is delivered to Tenant, estimated to be approximately ninety (90) days from the date of this Lease; and (2) The “Phase Two Commencement Date” is January 15, 2026. Tenant’s obligation to pay Base Rent, Excess Operating Expenses, and Excess Property Taxes for the Phase Two Space will commence as of such Phase Two Commencement Date.
(ii)    Notwithstanding the foregoing, Tenant may elect to have Landlord perform the Work with respect to the Phase Two Space by delivering to Landlord written notice of such election (“Tenant’s Election Notice”) by not later than May 31, 2025 (“Tenant’s Election Deadline”), time being of the essence of such notice. If Landlord does not receive a valid Tenant’s Election

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Notice by the Tenant’s Election Deadline, Tenant’s rights to have Landlord perform the Work shall be deemed to have been irrevocably waived, released and terminated, and the remainder of this subsection and Exhibit “K” shall be of no effect. If Tenant delivers Tenant’s Election Notice to Landlord by not later than the Tenant’s Election Deadline, then the terms of Exhibit “K” shall be effective such that in lieu of Tenant providing the Work under Article II of the Work Letter in Exhibit “E”, Landlord shall provide the Work under the terms of Exhibit “K”, and the “Phase Two Commencement Date” shall be the thirtieth (30th) day after the earliest of the following: (i) the date the Work to be provided by Landlord on and about the Phase Two Space is Substantially Complete as described in Exhibit “K” and (ii) the date Tenant, with Landlord’s consent, occupies the Phase Two Space or any portion thereof for purposes of conducting business operations. Tenant’s obligation to pay Base Rent, Excess Operating Expenses, and Excess Property Taxes for the Phase Two Space will commence as of such Phase Two Commencement Date.
(iii)    Tenant and Tenant’s employees, agents and contractors shall have early access to the Initial Premises and the Phase Two Space commencing immediately upon the Effective Date of this Lease under the terms and conditions of Paragraph E-4(d) of Article II of Exhibit “E” of this Lease.
(f)    Expiration Date: The last day of the Term.
(g)    Base Rent: Payable in monthly installments as follows:
(i) From the Commencement Date through the Phase Two Commencement Date, Base Rent for the Initial Premises only shall be as follows:

Period of Term		Annual Base Rent	Monthly Installments
From	To			Per RSF. Rate
From Commencement Date through Phase Two Commencement Date		$559,950.00	$46,662.50	$37.50

(ii) From and after the Phase Two Commencement Date, Base Rent for the Premises shall be as follows:

Period of Term		Annual Base Rent	Monthly Installments
From	To			Per RSF. Rate
From Phase Two Commencement Date through Month 12 of the Term (subject to the First Abatement Period)		$2,029,312.50	$169,109.38	$37.50
From Month 13 through Month 24 of the Term		$2,065,028.40	$172,085.70	$38.16
From Month 25 through Month 36 of the Term		$2,101,826.60	$175,152.22	$38.84
From Month 37 through Month 48 of the Term		$2,139,707.10	$178,308.93	$39.54
From Month 49 through Month 60 of the Term		$2,178,128.75	$181,510.73	$40.25
From Month 61 through Month 66 of the Term (subject to the Second Abatement Period)		$2,218,173.85	$184,847.82	$40.99

Tenant will be entitled to an abatement of certain monthly installments of Base Rent, Excess Operating Expenses, and Excess Property Taxes, as applicable for those periods of the Term consisting of the following:

(i) the first three (3) full calendar months of the Term following the Phase Two Commencement Date (i.e., Month 1 through Month 3 of the table of Base Rent above in this subsection (ii); referred to herein as the “First Abatement Period”); and

(ii) the final three (3) full calendar months of the Term (i.e., Month 64 through Month 66 of the table of Base Rent above in this subsection (ii); referred to herein as the “Second Abatement Period” and together with the First Abatement Period, the “Abatement Periods”).

If the Phase Two Commencement Date is not the first day of the month, Tenant shall pay Base Rent for the number of days included in such partial month from the Phase Two Commencement Date, prorated based on the number of days in such month, so that the First Abatement Period will commence on the first day of the first full month of the Term following the Phase Two Commencement Date. Tenant shall not be entitled to any other free rent or rent abatement except as set forth in this paragraph. All amounts of Rent abated hereunder shall become immediately due and payable by Tenant to Landlord upon

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any Event of Default by Tenant. Tenant’s obligation to pay costs and charges for electricity and other utilities and all other Additional Rent pursuant to the terms of the Lease shall not be waived, released or abated during such Abatement Periods.

(h)    Base Year: The 2026 calendar year (i.e., from January 1, 2026 through December 31, 2026).
(i)    Tenant’s Share: (also see Definitions in Rider 1)
(i)    Tenant’s Share with respect to the Initial Premises (i.e., the Phase One Space), based on 14,932 RSF, is 5.87%.
(ii)    Tenant’s Share with respect to the Additional Premises (i.e., the Phase Two Space), based on 39,183 RSF, is 15.41%.
(iii)    Tenant’s Share with respect to the Premises, based on 54,115 RSF, is 21.28%.
(j)    Use: General office and ancillary uses consistent with general office use.
(k)    Intentionally Deleted.
(l)    Intentionally Deleted.
(m)    Broker: Landlord was represented by Cushman & Wakefield of Pennsylvania, LLC and Tenant was represented by Cushman & Wakefield of Pennsylvania, LLC in connection with entering into this Lease. (Also see Section 25(h) below.)
(n)    Addresses For Notices:

Landlord:
KPG FF Owner, L.P.
c/o Keystone Development + Investment
1001 Conshohocken State Road, Suite 2-201
West Conshohocken, PA 19428
Attn: President

With a required copy to:
Keystone Development + Investment
1001 Conshohocken State Road, Suite 2-201
West Conshohocken, PA 19428
Attn: General Counsel

Tenant:
Before Commencement Date:

Madrigal Pharmaceuticals, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 301
West Conshohocken, PA 19428
Attn: CHRO

With a required copy of default notices to:

Madrigal Pharmaceuticals, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 301
West Conshohocken, PA 19428
Attn: General Counsel

After Commencement Date:

Madrigal Pharmaceuticals, Inc.
1001 Conshohocken State Road, Suite 1-104
West Conshohocken, PA 19428
Attn: CHRO

With a required copy of default notices to:

Madrigal Pharmaceuticals, Inc.
1001 Conshohocken State Road, Suite 1-104
West Conshohocken, PA 19428
Attn: General Counsel

(o)    Additional Defined Terms: See Rider 1 for the definitions of other capitalized terms.

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(p)    Contents: The following are attached to and made a part of this Lease:

Riders:	1 – Additional Definitions 2(b) – List of FF&E	Exhibits:
“A” – Plan Showing Premises
“B” – Building Rules
“C” – Estoppel Certificate Form
“D” – Cleaning Schedule
“E” – Work Letter
“F” – Extension Option
“G” – Right of Offer
“H” – Expansion Option
“I” – Form of Subordination, Non-Disturbance and Attornment Agreement (SNDA)
“J” – Building Exclusives
“K” – Tenant’s Option for Work by Landlord

2.Premises.

(a)    Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Subject to Landlord’s obligations under the Work Letter attached hereto as Exhibit “E” or “K” as applicable, Tenant accepts the Premises, Building, Property and Common Areas “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord represents and warrants to Tenant that the existing VAV boxes and other Building Systems serving the Initial Premises are in good working order as of the date of this Lease, without limitation of Landlord’s representations and warranties expressly set forth in Section 9(a) below. Furthermore, Landlord agrees to Maintain the VAV boxes serving the Initial Premises, as necessary to keep the same in good working order, at no cost or expense to Tenant during the Initial Term. Tenant expressly agrees that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. Landlord and Tenant (a) acknowledge that all square foot measurements are approximate and (b) stipulate and agree to the rentable square footages set forth in Sections 1(a) and 1(b) above for all purposes with respect to this Lease. Subject to the terms and provisions of this Lease, Landlord’s rules and regulations and reasonable security requirements, during the Term, Tenant will be permitted access to the Building, the Premises and the Common Area parking facilities of the Building 24 hours per day, 7 days per week, 52 weeks per year, without requirement of prior notice to Building management. Tenant will be solely responsible for access to the Premises and security within the Premises, including, without limitation, any security system at the Premises desired by Tenant, which security system (which may include, without limitation, an intercom system having an intercom terminal in the main lobby of the Building as well as at the entrances to the Premises, and cameras within and about the entrances to the Premises), shall be installed (subject to Landlord’s prior approval of Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed)) and operated, maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense. Landlord will reasonably cooperate with Tenant to allow Tenant’s security system to control elevator access and stairwell access to any full floor of the Building leased by Tenant, subject to applicable Laws (including, without limitation, fire and safety building codes and any required inspections) and Landlord’s access rights under Section 14 and other applicable provisions of this Lease. Tenant shall provide Landlord with all keys, keycards and access codes necessary for entry to the Premises at all times. Upon or prior to the Commencement Date, Landlord will furnish Tenant with an unlimited number of Mobile Hands-Free Access Accounts for access to the Building by Tenant and its Agents. Upon not less than 24 hours’ prior notice, Landlord will permit Tenant to review any film or video records of the security camera system of the Building, to the extent such records are then existing and in Landlord’s possession or control, subject to applicable Laws. Landlord will maintain such film or video records from the security camera system of the Building for thirty (30) days. Any security services provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.
(b)    Appurtenant to the lease of the Initial Premises, Tenant is hereby granted a temporary, revocable license to use certain desks, cubicles and other items of furniture consisting of those listed in Rider 2(b) attached hereto (the “FF&E”), under the terms and conditions of this Section 2(b). The term of this license and Tenant’s right to use the FF&E shall commence as of the Commencement Date and shall continue to and terminate upon the earliest of the following: (i) the removal of the FF&E from the Initial Premises or (ii) the date of expiration or any earlier termination of this Lease or of Tenant’s possession of the Initial Premises.

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Within 30 days after Landlord’s receipt of Tenant’s written request to remove the FF&E from the Initial Premises (a “Removal Notice”), Landlord, at no charge to Tenant, will remove all of the FF&E from the Initial Premises. Landlord and Tenant will cooperate to schedule such removal to take place at a time outside of Tenant’s normal hours of operation at the Initial Premises. Tenant, as licensee, takes the FF&E “as is,” “where is,” and “with all faults.” Landlord, as licensor, has not made and does not make any representations as to the physical condition, operation or any other matter affecting or related to the FF&E and this license (except for the representation that Landlord has the right to transfer the FF&E to Tenant free and clear of the interests of other parties claiming by, through or under Landlord), and Tenant, as licensee, hereby expressly acknowledges that no such representations have been made. Landlord, as licensor, expressly disclaims and Tenant, as licensee, acknowledges and accepts that Landlord has disclaimed to the maximum extent permitted by law, any and all representations, warranties or guaranties of any kind, oral or written, express or implied, concerning the FF&E, including, without limitation, (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the FF&E, (ii) the manner or quality of the construction or materials, if any, incorporated into any of the FF&E, (iii) the manner, quality, state of repair or lack of repair of the FF&E and (iv) except as set forth above, the condition of title to the FF&E. Tenant further warrants and represents that Tenant has inspected the Premises and the FF&E contained therein, that the list of FF&E attached hereto as Rider 2(b) is accurate, correct and complete, and that Tenant shall not have or seek recourse against and, except as set forth herein, Tenant expressly waives any and all claims Tenant has, had or may have against Landlord and its property manager, affiliates, officers, agents and employees, with respect to the FF&E. Landlord shall not be obligated to maintain, repair or replace the FF&E or any component thereof. Tenant, at Tenant’s expense, shall maintain, repair and keep the FF&E in the same condition as the FF&E was in at the Commencement Date, reasonable wear and tear excepted. Tenant shall not damage or deface the FF&E and shall not suffer or permit waste to be committed with respect to the FF&E. The FF&E shall at all times belong to Landlord. Tenant shall not, without the prior written consent of Landlord, sell, assign, grant, pledge or encumber the FF&E or any interest in the FF&E or purport to do so, remove the FF&E from the Initial Premises, or allow anyone other than Tenant and Tenant’s employees to use the FF&E. During the term of this license, Tenant shall ensure that the FF&E is covered by Tenant’s property insurance policy. If any of the FF&E is damaged, lost, stolen, or destroyed, Tenant, at Tenant’s expense, shall repair the damage or replace the same as necessary to return the FF&E in the same condition as it is required to be maintained hereunder. Additions and replacements to the FF&E shall be included in the term “FF&E” and subject to all of the terms and conditions of this license. At the end of the term of this license, Tenant shall return the FF&E to Landlord in at least as good a condition as the FF&E was in at the Commencement Date, reasonable wear and tear excepted.
3.Use.

(a)    Tenant shall occupy and use the Premises only for the Use specified in Section l above. Tenant shall not permit any conduct or condition which may endanger, disturb, annoy, or otherwise unreasonably interfere with the normal operations of any other tenant or occupant of the Building or Property or with the management of the Building or Property. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times.
(b)    Tenant’s Exclusive. On and after the Effective Date and throughout the Term as the same may be renewed or extended in accordance with the terms of this Lease, for so long as during the period after the Commencement Date and continuing until the Phase Two Commencement Date Tenant continues to lease and occupy at least 14,932 RSF in the Building, and for so long as during the period after the Phase Two Commencement Date Tenant continues to lease and occupy at least 44,000 RSF in the Building, and after the Commencement Date Tenant remains open for business in the Premises for purposes of pharmaceutical liver metabolic industry operations as a primary use (i.e., more than fifteen percent (15% of its gross sales), and no Event of Default occurs and is continuing beyond applicable notice and cure periods, Landlord shall not enter into any other lease for space in the Building, or permit any other portion of the Building to be used by any other tenant, occupant or user for, pharmaceutical liver metabolic industry operations as a primary use (i.e., more than fifteen percent (15%) of that user’s gross sales) (the “Exclusive Use Restriction”). Notwithstanding the foregoing, the Exclusive Use Restriction shall not be applicable to (a) those Building leases existing as of the Effective Date and to any extensions or renewals thereof (each, an “Existing Lease”), (b) any successors, assigns, subtenants or replacement tenants using or occupying the spaces leased under any Existing Leases, including any relocations under any Existing Leases, (c) any medical office or medical practice, clinic, or hospital operations, or (d) any tenants or occupants involved in pharmaceutical liver metabolic industry operations as an incidental use (i.e., less than fifteen percent (15%) of that user’s gross sales), all of which Tenant agrees are expressly exempt from this Section 3(b) and are permitted in the Building. Landlord agrees that Landlord shall not give its consent or approval with respect to a change of use by any other tenant or occupant of the Building (including, without limitation, with respect to any Existing Leases) if such change of use would breach the Exclusive Use Restriction, if and to the extent that Landlord has the right to withhold such consent or approval. If, during the period after the Commencement Date and continuing until the Phase Two Commencement Date Tenant ceases to lease and occupy at least 14,932 RSF in the Building, or during the period after the Phase Two Commencement Date Tenant ceases to lease and occupy at least 44,000 RSF in the Building, or Tenant ceases to remain open for business for purposes of pharmaceutical liver metabolic industry operations as a primary use (i.e., more than fifteen percent (15% of its gross sales), or an Event of Default occurs and is continuing beyond applicable notice and cure periods, then the Exclusive Use Restriction shall automatically terminate as of the date of such cessation or Event of Default,

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whichever occurs first, and thereafter the Exclusive Use Restriction shall be null and void and of no further force and effect. Upon any breach of the Exclusive Use Restriction by Landlord (a “Landlord Exclusive Breach”) that continues in excess of sixty (60) days following Landlord’s receipt of written notice to Landlord of such Landlord Exclusive Breach, this Lease shall not be subject to termination, but Tenant shall be entitled to all other rights and remedies available under this Lease, at law or in equity for such Landlord Exclusive Breach including, without limitation, the right to seek an injunction restraining such breach. Landlord shall include provisions in all new leases for other tenants in the Building entered into by Landlord after the date hereof prohibiting the tenant(s) thereunder from utilizing its premises for a use in violation of the Exclusive Use Restriction. Notwithstanding the foregoing, Tenant shall have no remedy against Landlord for a breach of the Exclusive Use Restriction if another tenant or occupant in the Building violates a provision of its lease or license agreement regarding its premises, which either does not permit or specifically prohibits such occupant from using its premises for the Exclusive Use Restriction, provided that Landlord shall use commercially reasonable efforts in diligently attempting to enforce the prohibitions in such other tenant’s lease prohibiting the use of such tenant’s premises in violation of the Exclusive Use Restriction, which efforts shall include, without limitation, the institution and prosecution of a lawsuit to enjoin the violation.
(c)    Subject to Tenant’s Exclusive, Landlord reserves the right to grant exclusive use rights to other persons, tenants and occupants of the Building from time to time. Tenant’s use of the Premises shall be subject to, and Tenant shall observe and comply with, and shall not do or permit to be done anything in the Premises that would violate all such exclusives now existing or, solely to the extent Tenant has received prior written notice thereof, such exclusives hereafter granted (each, a “Future Exclusive”). Landlord represents and warrants that the exclusive use rights of other tenants of the Building, if any, described on Exhibit “J” attached hereto are the only such exclusives existing as of the Effective Date. Notwithstanding any contrary provision set forth herein, Tenant shall not be bound by any Future Exclusive if and to the extent that such Future Exclusive conflicts with the Tenant’s continued use of the Premises for business operations conducted in the same manner as such business operations were conducted, as permitted and limited by the terms and conditions of this Lease, before the grant of such Future Exclusive.
4.Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the anticipated date set forth above in Section 1, Tenant will take possession on the date Landlord delivers possession of such portion of the Premises, which date will then become the Commencement Date with respect to the Initial Premises or the Phase Two Commencement Date with respect to the Phase Two Space, as the case may be (and the Expiration Date, which shall be determined based on the Phase Two Commencement Date in accordance with Sections 1(c) and 1(e), shall be unaffected thereby, so that the length of the Term remains unaffected by such delay). This Lease shall become effective upon execution hereof. Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control. At either party’s request, the parties shall execute a written confirmation of the Phase Two Commencement Date and other matters concerning the Lease in form and content reasonably satisfactory to the parties.

5.Rent. Tenant agrees to pay to Landlord, without demand, deduction or offset (except as expressly permitted hereunder), Base Rent, Excess Operating Expenses, Excess Property Taxes, all costs and charges for electricity and other utilities, and all other Additional Rent for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, by immediately available electronic fund transfer (EFT) via Automated Clearing House (ACH) Network in accordance with Landlord’s written instructions, if provided, and otherwise at Landlord’s address designated in Section 1 above, or as otherwise directed in writing by Landlord; provided that Monthly Rent for the first full month shall be paid at the Tenant’s signing of this Lease. If the Commencement Date for the Initial Premises or the Phase Two Commencement Date for the Premises is not the first day of the month, the Monthly Rent for the applicable portion of the Premises for that partial month shall be apportioned on a per diem basis; and in such case, the apportioned Monthly Rent for the Initial Premises shall be paid on or before the Commencement Date, and the apportioned Monthly Rent for the Premises shall be paid on or before the Phase Two Commencement Date (as applicable). Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within 5 days after the date due; provided, however, for the first occurrence in any twelve (12) month period, Landlord agrees to waive such service and handling charge if the applicable Rent is paid in full within two (2) business days after written notice from Landlord. In addition, any Rent, including such charge, not paid within 5 days after the due date will bear interest at the Interest Rate from the date due to the date paid; provided, however, for the first occurrence in any twelve (12) month period, Landlord agrees to waive such default interest if the applicable Rent is paid in full within two (2) business days after written notice from Landlord. Notwithstanding anything to the contrary in this Lease, Tenant shall pay before delinquency all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business, or use or occupancy of the Premises, or Tenant’s business or right to do business in the Premises, including, without limitation, a business privilege tax or use or occupancy tax, whether such tax exists at the date of this Lease or is adopted hereafter during the Term; (b) Tenant’s leasehold estate; or (c) Tenant’s property. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, this Lease or the Rent or any amounts payable by any subtenant or occupant under this Lease. Tenant shall pay to the appropriate governmental authority all use

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and occupancy tax (U&O) assessed against Tenant by reason of its possession, occupancy and/or use of the Premises. In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent promptly following written demand from Landlord, or together with Monthly Rent if so required by Landlord, and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority.

6.Operating Expenses; Property Taxes.

(a)    The Base Year is set forth in Section 1.(g) above. Commencing on the first day after the expiration of the Base Year Tenant shall pay to Landlord, without demand, deduction or offset, the sum of (i) Tenant’s Share of the amount by which Operating Expenses for each year exceed Operating Expenses for the Base Year (“Excess Operating Expenses”) plus (ii) Tenant’s Share of the amount by which Property Taxes for each year exceed Property Taxes for the Base Year (“Excess Property Taxes”), prorated to reflect any partial year included in the Term, in monthly installments (each in the amount equal to one-twelfth of Excess Operating Expenses and Excess Property Taxes as estimated by Landlord), on the first day of the month. Landlord may adjust the estimated amount of Excess Operating Expenses and Excess Property Taxes from time to time if the estimated annual Operating Expenses or annual Property Taxes increase or decrease; Landlord may also invoice Tenant separately from time to time for any extraordinary or unanticipated Excess Operating Expenses or Excess Property Taxes. By April 30th of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord will endeavor to provide Tenant with a statement of Operating Expenses and Property Taxes for the preceding calendar year or part thereof. Landlord reserves the right to correct any such statement and require payment from Tenant of any items of Additional Rent pursuant to such correction from time to time. Landlord’s delay or failure to provide such statement will not deprive Landlord of the right to require payment of any amount of Excess Operating Expenses and Excess Property Taxes from Tenant and Tenant’s obligations hereunder shall not be waived or released thereby; provided, however, that Landlord’s right to charge Tenant for underpayment on account of Excess Operating Expenses or Excess Property Taxes for a particular year shall expire one (1) year after the last day (i.e., December 31) of the year that such expense relates to, except as to amounts for which a bill or statement is given to Tenant within such one (1) year period (the “Limitation Period”); provided, further, that such Limitation Period shall not apply to Tenant’s obligation to pay Excess Operating Expenses and Excess Property Taxes for any other year, and shall not be deemed to waive or release Landlord’s rights or Tenant’s obligation with respect to any amounts for which a bill or statement has been delivered to Tenant within such Limitation Period; and that in no event shall Tenant’s obligations to pay Excess Operating Expenses or Excess Property Taxes in monthly installments as estimated by Landlord be deemed waived or released. Within sixty (60) days after delivery of Landlord’s reconciliation statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment; provided, that such payment or credit will not be deemed to waive or release the respective rights of the parties to correct or contest such statement under the terms and conditions hereof. If Tenant does not give Landlord notice within 120 days after receiving Landlord’s statement and otherwise comply with the terms of Section 6(d) below, Tenant shall be deemed to have waived the right to contest the statement. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease, subject to the Limitation Period provided above. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses among different uses and areas of the Building and Property to reflect the areas serviced thereby and any differences in services provided, and in computing and allocating Property Taxes to reflect any tax parcels included in the Property. For purposes of determining the amount of Excess Operating Expenses payable by Tenant pursuant to this Section 6, if the Building or Property is not at least 95% occupied during any period, or if services are not utilized by any tenant for any period, Operating Expenses which vary by reason thereof for such period will be grossed-up to the amount that such variable Operating Expenses would have been if the Building and Property had been 95% occupied and services had been utilized for such period as determined by Landlord. No decrease in Property Taxes and/or Operating Expenses shall reduce the Rent below the Base Rent set forth in Section 1.
(b)    Landlord and Tenant agree that for purposes of determining the amount of Excess Operating Expenses payable by Tenant pursuant to this Section 6, Operating Expenses will not increase by more than five percent (5%) per year over the amount of Operating Expenses for the immediately prior year. The foregoing limitation shall be applied to increases in Operating Expenses for the second calendar year included in the Term over the amount of Operating Expenses for the first calendar year included in the Term, and each subsequent year, appropriately prorated to reflect any partial year included in the Term.
(c)    Landlord and Tenant agree that for purposes of determining the amount of Excess Property Taxes payable by Tenant pursuant to this Section 6, Property Taxes will not include the amount of any increase in Property Taxes to the extent directly based on a reassessment of the Property due to any sale, mortgage or refinancing of the Property subsequent to the date of this Lease.
(d)    If Tenant disputes any items shown on Landlord’s statement of actual Operating Expenses for any particular year within one hundred twenty (120) days after delivery to Tenant of Landlord’s statement for the year in question, Tenant or its

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authorized representative shall have the right, upon not less than five (5) business days’ prior written notice to Landlord, to inspect the books of Landlord for Operating Expenses relating to the Lease for the particular year covered by Landlord’s statement only for the purpose of verifying information in such statement. Such inspection shall be carried out within thirty (30) days of Landlord’s receipt of such notice from Tenant, provided such notice is given within the 120-day period provided herein above, during the business hours of Landlord at Landlord’s office, at the Building or at such other location as Landlord may reasonably require. Tenant may not review any other leases, development agreements or easement agreements, or any financial statements or tax returns of Landlord or its parents, subsidiaries or affiliates or any of their principals. Such inspection may be conducted by Tenant’s employees or an independent certified public accountant retained by Tenant on a fixed fee basis. In no event shall such representatives be compensated on a contingency basis or cost recovery basis. Tenant and its representatives shall, and shall cause their employees to, hold the results of such inspection and any documentation disclosed in the course of such review in strict confidence and not disclose the same to anyone except Tenant and Landlord. Unless Tenant gives such notice within the 120-day period provided herein above, and thereafter conducts such inspection within the above-referenced 30-day period and thereafter notifies Landlord of specific errors in writing together with a copy of the results of Tenant’s inspection within fifteen (15) days of completing such inspection, Tenant shall be deemed to have accepted that the statement delivered by Landlord is correct and waived its rights to dispute such statement. Upon final determination of any amounts shown by such statement that are disputed by Tenant as provided above, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other within ten (10) business days or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. In addition, in the event that Tenant’s inspection discloses that Landlord’s statement of actual Operating Expenses overstated the actual Operating Expenses of the Property by more than two percent (2%) for the year in question, and such errors by Landlord resulted in an overpayment by Tenant of Excess Operating Expenses by more than two percent (2%) of the correct amount of Excess Operating Expenses due from Tenant for the year in question, Landlord shall reimburse Tenant for Tenant’s reasonable costs for conducting the inspection.
7.Services. Landlord will furnish the following services for the normal use and occupancy of the Premises for general office purposes: (i) electricity, (ii) heating and air conditioning in season during Normal Business Hours, (iii) water, (iv) trash removal and janitorial services pursuant to the cleaning schedule attached as Exhibit “D”, (v) general passenger elevator service during Normal Business Hours and one elevator on call at all other times, (vi) freight elevator service during such hours as may be prescribed by Landlord or its property manager (which may be outside of Normal Business Hours) and (viii) such other services Landlord reasonably determines are appropriate or necessary (provided, that such other services furnished by Landlord, if any, will be furnished in a manner consistent with the same or similar services provided by landlords to tenants of other first class office buildings comparable to the Building in the Conshohocken-West Conshohocken geographic submarket). Tenant will be entitled to use a freight elevator designated by Landlord for Tenant’s move into the Premises at no charge. Landlord shall not be obligated to furnish any services other than or in addition to those described above in subsections (i) through (vi). Tenant shall pay Landlord’s reasonable charges for all additional services requested by Tenant and provided by Landlord, if any. As of the date of this Lease, Landlord’s current charges for heating and air conditioning outside of Normal Business Hours are $60.00 per hour for air conditioning and $45.00 per hour for heating, which charges Tenant agrees to pay as applicable for all heating and air conditioning provided outside of Normal Business Hours, and which charges remain subject to increase by Landlord from time to time if the cost to Landlord of furnishing such services shall change, as determined by Landlord. If because of Tenant’s density, equipment or other Tenant circumstances, Tenant puts demands on the Building Systems in excess of those of the typical office user in the Building, Landlord may install supplemental equipment and meters at Tenant’s expense. Landlord shall not be responsible or liable for any interruption in such services except to the extent of the abatement of Monthly Rent, if applicable, under the terms and conditions set forth below in this Section 7, nor shall such interruption affect the continuation or validity of this Lease. Landlord shall use reasonable efforts to restore any service required of it under this Section 7 that becomes unavailable, to the extent the restoration of which is within Landlord’s reasonable control; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using, and does not use, the Premises because of the unavailability of any such service for a period of three (3) consecutive business days (or longer) following Landlord's receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord's reasonable control, and such unavailability was not caused by Tenant or a Tenant’s Agent, a governmental directive, or the failure of public utilities to furnish necessary services, then Tenant shall, as its sole and exclusive remedy be entitled to an abatement of Monthly Rent for each consecutive day (after such three (3) business day period) that Tenant is so prevented from using the Premises. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building, Property or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord. In the event Tenant’s consumption of any utility or other service included in Operating Expenses is excessive when compared with other occupants of the Building or Property, Landlord may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption, as reasonably determined by Landlord.

8.Insurance; Waivers; Indemnification.

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(a)    Landlord shall maintain insurance against loss or damage to the Building and Property with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building and Property (excluding coverage of Tenant’s personal property, furniture, fixtures, equipment and any Alterations made by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require. For avoidance of doubt, the property insurance policy maintained by Landlord will include coverage of the Work constructed and installed by Landlord or by Tenant pursuant to Exhibit “E” or Exhibit “K” as applicable.
(b)    Tenant, at its expense, shall keep in effect: (i) commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $1,000,000 combined single limit with a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder, (ii) property insurance, insuring against any loss or damage to the property of Tenant and any Alterations made by Tenant, arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are commercially reasonable in Tenant’s business and (iii) business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of annual total anticipated earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Premises or Building as a result of such perils. Each policy shall name Landlord and Landlord’s manager as their interests may appear, and at Landlord’s request any Mortgagee(s), as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis. The Commercial General Liability insurance shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced to limits below those required in this Section 8 (b) without at least 30 days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord within three days (3) of the Lease Execution a certificate of insurance evidencing such coverage.
(c)    Tenant agrees that Landlord shall not be liable for and hereby releases Landlord from (i) any injury to Tenant's business or any loss of income therefrom or for damage to any machinery or equipment or other property of Tenant, in or about the Premises, the Building, or the Property.(ii) the loss of or damage to any property of Tenant by theft or otherwise, or (iii) any loss of or damage to property resulting from fire, steam, electricity, gas, water, rain or snow, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or HVAC systems or lighting fixtures, or from pandemics (including, without limitation, those related to COVID-19) and/or any consequences, actions or inactions related to and/or resulting from pandemics and/or quarantines whether or not within Landlord’s control (including, without limitation, mandatory shut downs or closures of the Building, the Property or any portion thereof and/or any service thereto), or from any other cause whatsoever (whether similar or dissimilar to those above specified), whether the said damage or injury results from conditions arising in the Premises or at or on other portions of the Building or the Property, or from other sources or places, even if such loss or damage shall be brought about by the fault or negligence of Landlord or its employees, agents, representatives, contractors, licensees or invitees. The waiver and release set forth herein are effective regardless of whether Tenant actually maintains the insurance described above in this Section and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Tenant assumes all risk of damage of Tenant’s property at the Building and the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Landlord shall not be liable for any damages arising from any act or neglect of any other person or tenant, if any. However, the waiver and release set forth above in this subsection 8(c) excludes loss or damage caused solely by the gross negligence or intentional wrongdoing of Landlord and its agents.
(d)    Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, even if such loss or damage shall be brought about by the fault or negligence of the other party or its employees, agents, representatives, contractors, licensees or invitees, if, and to the extent, that any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Section 8; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below. This waiver and release are effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation and shall have the insurance company include an endorsement acknowledging this waiver, if necessary.
(e)    Subject to subsections 8(c) and 8(d) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors and employees, Tenant will indemnify, defend, and hold harmless Landlord, its officers, directors, trustees, agents, contractors, and employees, from and against any and all claims, actions, damages, liability and expense

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(including reasonable fees of attorneys, investigators and experts, through all appeals) which may be asserted against, imposed upon, or incurred by Landlord, its officers, directors, trustees, agents, contractors and employees, arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises, or arising from the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. Tenant shall be responsible for all persons permitted to access the Building by or on behalf of Tenant, including Tenant’s and its affiliates’ employees, agents, representatives, contractors, subtenants, licensees and invitees, and Tenant shall be liable to Landlord for all acts of such persons. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.
(f)    Subject to subsection 8 (c) and 8 (d) above, Landlord shall defend, indemnify, and hold harmless Tenant, its officers, directors, trustees, agents, contractors, and employees, from and against any and all claims, actions, actual damages (but excluding special, consequential, indirect or punitive damages), liability and expense (including reasonable fees of attorneys, investigators and experts, through all appeals) which may be asserted against, imposed upon, or incurred by Tenant, its officers, directors, trustees, agents, contractors and employees, to the extent arising out of or from or related to any negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors acting on behalf of Landlord, except to the extent caused by the negligence or willful misconduct of Tenant or its agents, contractors and employees.
9.Maintenance and Repairs.

(a)    Landlord represents and warrants that to Landlord’s knowledge, as of the date of this Lease, the exterior and interior Common Areas necessary for access to the Premises, and all Building Systems serving the Premises, are (or on the Commencement Date will be) in material compliance with the applicable requirements of all applicable Laws (including the ADA). Subject to the terms and provisions below in Section 9(b), Landlord shall Maintain the Building, including the Premises, the Common Areas, the Building Systems and any other improvements owned by Landlord located on the Property, in a manner and condition consistent with other first class office buildings comparable to the Building in the Conshohocken-West Conshohocken geographic submarket. Landlord will be responsible to Maintain the Building, including the exterior and interior Common Areas necessary for access to the Premises and Building Systems serving the Premises, in compliance with all Laws (including ADA) throughout the Term. Landlord shall not be obligated to incur any cost or expense for Alterations to the existing Building, Common Areas, or Building Systems that may be required to comply with applicable Laws (including ADA) until a reasonable time after Landlord’s receipt of a notice of violation from governmental authority having jurisdiction thereof, subject to Landlord’s rights to contest such requirements in good faith by appropriate proceedings. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition and Landlord will have a reasonable time after receipt of such notice to commence repairs required hereunder.
(b)    Tenant at its sole expense shall keep the Premises in a neat and orderly condition and Maintain the property of Tenant and any Alterations made by Tenant. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.
10.Compliance.

(a)    Tenant will, at its expense, promptly comply in all material respects with all Laws now or subsequently pertaining to the Premises or Tenant’s use or occupancy. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use or occupancy of the Premises, subject to Tenant’s right to contest the same in good faith. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building, Property or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises, Building or Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises, and shall pay all costs of correcting any non-compliance with applicable Laws (including ADA and any path-of-travel requirements), caused by: (i) Tenant’s particular manner of use or occupancy of, or activities or work in, the Premises (as distinguished from general office use) and (ii) any Alterations made by or on behalf of Tenant (including, without limitation, the Work by Tenant under Exhibit “E” and the installation of Tenant’s furniture, trade fixtures and equipment). If Landlord pays or incurs any costs or expenses for Alterations to the Building which are made necessary due to any non-compliance with Laws, including the applicable provisions of the ADA and similar state and local governmental accessibility requirements, for which Tenant is responsible under the terms of this Lease, including, without limitation, the terms above in Section 10(a) and this Section 10(b), then Tenant shall pay all such costs to Landlord within thirty (30) days of demand. Notwithstanding the foregoing, Tenant shall not be responsible for any costs and expenses incurred to correct conditions of the Premises in order to comply with requirements of applicable Laws,

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including ADA (or any violations thereof), to the extent that such requirements of applicable Laws (and any violations thereof) were in existence before the date of this Lease, or are caused by the Base Building Work to be provided by Landlord under Exhibit “E”.
(b)    Tenant will comply, and will cause its Agents to comply, in all material respects with the Building Rules.
(c)    Tenant agrees not to knowingly do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within 30 days after being billed.
(d)    Tenant agrees that (i) no activity will be conducted on the Premises or the Property by Tenant, its employees, agents, contractors and invitees, that will use or produce any Hazardous Materials, except for the use of reasonable quantities of standard household and office cleaning products and office supplies which are used in the ordinary course of Tenant’s business at the Premises and in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for transport or disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will promptly notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall promptly deliver to Landlord a copy of any written notice, filing or permit sent or received by Tenant with respect to the foregoing. Landlord represents and warrants that, as of the Effective Date, to Landlord’s actual knowledge, there are no Hazardous Materials at, on or about the Property, other than household and office cleaning products and office supplies used in the ordinary course of operating the Building and the Property, and those that are presently existing in the ordinary course in a manner and condition complying in all material respects with applicable Environmental Laws. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees (through all appeals), damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.
(e)    Tenant shall have the right, at Tenant’s sole cost and expense, to install and maintain a generator in a pad site location reasonably approved in advanced by Landlord and to connect such generator to the Premises in accordance with plans approved by Landlord as provided below, in accordance with the terms of this Lease (including Section 12 and Section 13, without limitation) and the following terms and conditions: (i) prior to the installation of Tenant’s generator, Tenant shall submit to Landlord, for Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed, detailed plans and specifications for the installation of the Tenant’s generator; (ii) prior to the installation of the Tenant’s generator, Tenant shall obtain all required governmental and other approvals and permits required for the installation and operation of Tenant’s generator and provide Landlord with copies thereof; (iii) Tenant’s generator shall not adversely affect the Building Systems; (iv) Tenant shall install, operate, maintain, and repair Tenant’s generator at Tenant’s sole cost and expense in accordance with all applicable Laws; and (v) Tenant shall pay all utility costs (including, without limitation, all consumption and installation costs) relating to the Tenant’s generator. Upon the expiration or sooner termination of this Lease, Tenant (at Tenant’s sole cost and expense) shall remove the Tenant’s generator and shall repair any damage caused as a result of such removal, and shall repair all damage caused by such removal and restore the Property to the condition it was in prior to installation of such generator, which obligation shall survive the expiration or earlier termination of this Lease. In the event that Tenant fails to comply with its obligations for removal of the generator, repair and restoration, then at Landlord’s sole option, the Tenant’s generator (if not removed) shall be considered abandoned and Landlord may keep, use, remove, dispose of, and/or store the Tenant’s generator (if not removed), or make such repairs and restoration required of Tenant hereunder, as Landlord determines in its sole discretion, all costs and expenses of such removal, disposal, storage, and repair and restoration to be charged to Tenant. Tenant’s indemnification obligations to Landlord (including, those set forth in Section 8(e) of the Lease and those concerning environmental contamination) shall extend to and include any and all claims, demands, liabilities, costs and expenses (including, without limitation, reasonable and documented, out-of-pocket attorney’s fees) suffered or incurred by Landlord, its agents or employees or contractors arising out of or in any way related to Tenant’s installation, use and operation, maintenance and repair, of Tenant’s generator, except to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s employees, agents and contractors acting on Landlord’s behalf. Section 10(d) of the Lease relating to environmental requirements (including without limitation Tenant’s obligation to indemnify Landlord, subject to any limitations set forth therein) shall apply to the work performed in connection with Tenant’s installation, use, operation and maintenance of the generator, including fuel deliveries, throughout the Term of the Lease. No underground storage tank or similar facility shall be permitted in connection with the generator. Fuel for the generator shall be stored by Tenant in a strictly limited quantity and in such location and manner as shall be previously approved in writing by Landlord, in compliance with all applicable Laws. Any environmental investigation (including

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without limitation, soil tests and borings, if required) that may be deemed prudent or necessary by Landlord, at any time that Landlord has reasonable cause to believe that a fuel spill, leak or discharge involving Tenant’s generator may have occurred, shall be performed by an environmental engineering firm selected by Tenant and reasonably approved by Landlord, at Tenant’s sole cost and expense. The results of any environmental investigation shall be the property of Landlord and Tenant shall not disclose the same to any person or party without Landlord’s prior written consent. Notwithstanding anything to the contrary, all costs and expenses of any required cleanup, removal and remediation deemed necessary by Landlord in connection with Tenant’s generator shall be borne by Tenant.
11.Signs.

(a)    During the Term, Landlord will furnish Tenant with (i) Building-standard identification signage on the interior Building directory, (ii) a single Building-standard identification sign located on or beside the main entrance door to the Premises and (iii) a single Building-standard sign panel identifying Tenant on the presently existing (as of the date of this Lease) exterior monument sign of the Building facing Conshohocken State Road used for identification of tenants of the Building.
(b)    Provided that Tenant continues to lease and occupy not less than 44,000 RSF under this Lease, and subject to issuance of all necessary permits and approvals by the local municipality and all other governmental bodies, agencies and authorities having jurisdiction, at Tenant’s sole cost and expense, Landlord will permit Tenant to have a single sign identifying Tenant on the exterior of Building 1 (“Tenant’s Exterior Sign”). Tenant’s rights with respect to Tenant’s Exterior Sign shall be subject to the rights of other tenants of the Building. Tenant’s Exterior Sign shall be subject to Landlord’s prior review and consent with respect to Tenant’s proposed plans and specifications therefor (such consent not to be unreasonably withheld, conditioned, or delayed), including, without limitation, in respect of its location on the Building, appearance, height, width and other dimensions, method of installation, lighting (if any). Following Landlord’s consent or approval has been given with respect to Tenant’s proposed plans and specifications for Tenant’s Exterior Sign, Landlord, at Tenant’s sole cost and expense, will promptly apply for and thereafter diligently pursue all necessary permits and approvals for Tenant’s Exterior Sign permitted under the terms hereof. All permits and approvals for Tenant’s Exterior Sign must be on terms and conditions acceptable to Landlord in Landlord’s business judgment, and if the same cannot be obtained, or cannot be obtained on terms and conditions acceptable to Landlord, Tenant’s Exterior Sign will not be permitted to be installed; and in such event, Landlord shall have no liability therefor, this Lease shall not be subject to termination or otherwise impaired and there shall be no abatement or reduction of Rent by reason thereof. Once Landlord’s approval or consent has been given with respect to Tenant’s proposed plans and specifications for Tenant’s Exterior Sign, no material changes shall be made thereto without Landlord’s prior consent to such changes (such consent not to be unreasonably withheld, conditioned, or delayed). Subject to the parties’ prior agreement on Tenant’s proposed plans and specifications for Tenant’s Exterior Sign, and issuance of all necessary permits and approvals therefor, Landlord, at Tenant’s sole cost and expense, shall cause Tenant’s Exterior Sign to be installed by Landlord’s contractor. All costs and expenses paid or incurred by Landlord or Tenant in connection with Tenant’s Exterior Sign shall be paid by Tenant to Landlord within thirty (30) days of delivery of Landlord’s invoice to Tenant, or if any amount of the Allowance is then remaining available and unused then such costs and expenses may be charged against the Allowance under the terms of Exhibit “E”.
(c)    Tenant’s rights with respect to the Exterior Sign shall terminate, at Landlord’s option, if (a) Tenant ceases to lease and occupy at least 44,000 RSF under this Lease, (b) this Lease or Tenant’s right to possession of any of the Premises is terminated, or (c) Tenant assigns its interest in this Lease (other than a Permitted Transfer). No subtenant will have any rights with respect to the Exterior Sign.
(d)    Tenant shall not place any signs on the Property without the prior consent of the Landlord, other than (i) Tenant’s Exterior Sign as permitted hereunder and (ii) signs that are located wholly within the interior of the Premises and are not visible from the exterior of the Premises. Landlord shall Maintain Tenant’s Exterior Sign, and Tenant shall Maintain all other signs installed by Tenant in good condition, all at Tenant’s sole cost and expense. Upon the expiration or sooner termination of this Lease or Tenant’s possession of the Premises, Landlord may remove Tenant’s Exterior Sign and Tenant shall remove all other signs installed by Tenant, and shall repair and restore any resulting damage to the Property (including, without limitation, filling holes in the façade or fascia of the Building) caused by the removal of such Tenant’s signs in a manner satisfactory to Landlord. If Landlord pays or incurs any costs or expenses with respect to Tenant’s Exterior Sign, Tenant shall pay the amount thereof to Landlord, as Additional Rent, within 30 days of receipt of an invoice.
12.Alterations. Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Building or Property, any Building System or any other equipment or facilities serving the Building or any tenant or occupant. Except for non-structural Alterations that (i) do not exceed $25,000 in the aggregate cost in any single calendar year, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without

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first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord’s consent with respect to Alterations that affect any other leasable space or Common Areas, any Building Systems, any entrances or exits of the Building, any windows, any façades or any roofs of the Building, and any structural Alterations, may be withheld in Landlord’s sole discretion. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have insurance coverage of types and in amounts acceptable to Landlord, naming Landlord, Landlord’s manager and any other person required by Landlord as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor (such approval not to be unreasonably withheld), (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary, and (v) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alterations by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alterations shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove them, in which event Tenant, at Tenant’s sole cost and expense, will remove the Alterations, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alterations. At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant shall have no obligation to remove any conduits or cabling at Lease expiration.

13.Mechanics’ Liens. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within 30 days after Tenant has received written notice that the lien or claim is filed regardless of the validity of such lien or claim; and if Tenant fails to do so, Landlord may pay such sums and take such actions as may be necessary to remove such lien and Tenant shall pay all costs and expenses (including reasonable attorneys’ fees and court costs, without limitation) to Landlord upon demand. Neither the Property nor any interest of Landlord in the Property shall be subject in any way to any liens, including mechanic’s liens or any type of construction lien, for improvements to or other work performed with respect to the Property by or on behalf of Tenant. Tenant acknowledges that Tenant, with respect to improvements or Alterations made by or on behalf of Tenant hereunder, shall promptly notify the contractor making such improvements or Alterations to the Premises of this provision exculpating the Property and Landlord’s interest in the Property from any such liens. Further, nothing in this Lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Throughout this Lease, the term “mechanics’ lien” is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic’s, laborer’s, materialman’s or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic’s notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic’s lien.

14.Landlord’s Right of Entry. Tenant shall permit Landlord and its employees, agents, representatives and contractors to enter the Premises at all reasonable times following notice (which notice may be given verbally, telephonically or by email, without limitation) given at least 24 hours in advance of such entry (except that in an emergency, advance notice of entry shall not be required) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant or interfere with Tenant’s business in the Premises in exercising such rights, in which event Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry. Except in an emergency, Landlord will reschedule any entry planned in advance if Landlord receives notice (which may be given verbally, telephonically or by email, without limitation) at any time from Tenant that Tenant has a public, Board or important meeting and cannot allow outsiders into the Premises at the time of Landlord’s planned entry, provided that Tenant will reasonably cooperate with Landlord to reschedule such entry and this provision will not be deemed to prohibit entry otherwise permitted hereunder.

15.Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises (including the Work constructed and installed by Landlord or by Tenant pursuant to Exhibit “E” or Exhibit “K” as applicable) or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or other property of Tenant,

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or any Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, in writing, within 30 days after the date of the damage, if Landlord anticipates that the restoration will take more than nine (9) months from the date of the damage to complete; in such event, either Landlord or Tenant may terminate this Lease effective as of the date of damage by giving notice to the other within 10 days after Landlord’s notice. If such damage rendering the Premises untenantable occurs during the last 18 months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least 5 more years and does so within 30 days after the date of the damage. Moreover, Landlord may terminate this Lease if the loss or damage is not covered by the insurance required to be maintained by Landlord under this Lease or the available insurance proceeds for the Building are insufficient to repair or rebuild the damage, or if any Mortgagee shall not permit the application of adequate insurance proceeds for repair or restoration, or if the cost to repair and restore the damage would exceed 25% of the insurable replacement cost of the Building, or the Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomical to restore or repair the Premises or the Building, as the case may be. Tenant will receive an abatement of Monthly Rent to the extent the Premises are rendered untenantable as a result of the damage, for the number of days from the date of the damage until Landlord’s repairs to the Premises are completed to the extent required hereunder. If this Lease is not terminated as provided above, upon completion of Landlord’s repairs to the Premises Tenant shall repair and restore the fixtures, equipment, and other property of Tenant, and any Alterations installed by or on behalf of Tenant (provided, however, that Tenant will not be required to repair and restore the Work constructed and installed by Landlord or by Tenant pursuant to Exhibit “E” or Exhibit “K” as applicable).

16.Condemnation. If (a) all of the Premises or all of the Property are Taken, or (b) any part of the Premises is Taken and the remainder is insufficient (if not restored as provided hereunder) for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken and (i) in Landlord’s opinion, (A) the Taking would have a material adverse effect on the value of the Property or on the expenses of the Property or (B) it would be impractical or the condemnation proceeds are insufficient to restore the remainder, or (ii) such Taking reduces the parking at the Property below the allotment required to be provided to Tenant hereunder and in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the requisite parking, or (iii) such Taking renders the Property or the Premises permanently inaccessible and in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore reasonable access, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Property to a condition as near as reasonably possible to the condition prior to the Taking, the Base Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.

17.Quiet Enjoyment. Landlord covenants that Tenant, so long as there is no Event of Default by Tenant continuing beyond applicable notice and cure periods, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this Lease, without hindrance or interference by Landlord or anyone claiming by, from or under Landlord.

18.Assignment and Subletting.

(a)    Except as provided in Section 18 (b) below, Tenant shall not enter into nor permit any (i) assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) transfer of a controlling interest in Tenant, by operation of law or otherwise (any such event, a “Transfer”) voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, subject to Section 18(b) below, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (A) the proposed transferee is then an existing tenant of Landlord at the Property or is then an existing tenant of any of Landlord’s affiliates at any building or project in the Conshohocken-West Conshohocken geographic submarket, (B) the business, business reputation, finances, net worth or creditworthiness of the proposed transferee is unacceptable to Landlord (it being agreed that any proposed transferee having a net worth equivalent to Tenant’s net worth as of the date of this Lease will not be excluded by the net worth standard hereunder), or (C) any Event of Default by Tenant under this Lease is then existing and uncured or any act or omission has occurred which would constitute an Event of Default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease, except in the event of an assignment of Tenant’s entire interest in this Lease and the Premises which constitutes a Permitted Transfer to a Permitted Transferee satisfying all of the terms and conditions of Section 18(b) below and further provided that Tenant’s obligations hereunder shall be expressly assumed (in writing) by the entity surviving such merger or created by such consolidation or reorganization, or which acquires Tenant’s assets, as such Permitted Transferee (and, notwithstanding the foregoing, if the entity which was the Tenant prior to any such Permitted Transfer is the surviving entity of any merger, consolidation or reorganization, Tenant shall remain liable for the performance of all terms and conditions of this Lease).

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Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.
(b)    Landlord’s consent shall not be required in the event of any Transfer by Tenant to any (i) entity controlling, controlled by, or under common control of, Tenant (“control” meaning ownership of 51% or more of the outstanding voting stock, partnership interests, limited liability company interests, or other ownership interests of the applicable entity), (ii) successor to Tenant by merger, consolidation or reorganization, and (iii) purchaser of all or substantially all of the assets of Tenant as a going concern, provided that (A) such proposed transferee has a tangible net worth at least equal to $50,000,000 or that of Tenant as of the date of this Lease or that of Tenant as of the effective date of Transfer, whichever is greatest, (B) Tenant provides Landlord notice of the applicable Transfer at least fifteen (15) days prior to the effective date, together with current financial statements of Tenant and the proposed transferee covering the most recent past three (3) years, (C) in the case of an assignment or sublease, Tenant delivers to Landlord a lease assignment and assumption agreement or sublease agreement (as applicable) reasonably acceptable to Landlord executed by Tenant and the proposed transferee, together with a certificate of insurance evidencing such proposed transferee’s compliance with the insurance requirements of Tenant under this Lease, and (D) there must be no uncured Event of Default by Tenant as of the effective date of such Transfer. A Transfer satisfying all of the terms and conditions of this Section 18(b) is referred to as a “Permitted Transfer” and the transferee of such Permitted Transfer as a “Permitted Transferee”.
(c)    Landlord’s consent shall not be required in the event of subletting part of the Premises, not to exceed the maximum of 25% of the RSF of the Premises at any one time, provided that (i) Tenant continues to occupy the Premises, (ii) Tenant provides Landlord notice of the subletting at least fifteen (15) days prior to the effective date thereof, together with a copy of the fully-executed sublease agreement and a certificate of insurance evidencing such subtenant’s compliance with the insurance requirements of Tenant under this Lease, (iii) that there does not exist any uncured Event of Default by Tenant hereunder which is continuing beyond applicable notice and cure periods, and (iv) that such sublease shall comply with and subject to the terms, conditions and requirements of this subsection 18(c). The term of such sublease must be for a length of time not exceeding the then-remaining Term of the Lease. Upon the expiration or any sooner termination of this Lease or Tenant’s right to occupy the Premises, such sublease shall terminate automatically and without notice or, at Landlord’s sole option, shall continue in effect as a direct lease between Landlord and such subtenant (except that the monthly rental payable under such direct lease shall be the greater of the monthly rental specified in the sublease or the Monthly Rent under this Lease with respect to the sublet space on a per-RSF basis). Such sublease and all of the terms and provisions of such sublease shall be subject and subordinate to the terms and provisions of this Lease. If Tenant fails to make any payment required under the Lease or otherwise defaults under any provision of the Lease, Landlord may require any subtenant to make any payment to Landlord of rental amounts due under the sublease agreement, and Landlord may accept such payment of sublease rentals and apply the same against Tenant’s obligations under the Lease in such order and amount as Landlord may determine. Tenant hereby authorizes and directs all subtenants to honor any written demand or notice from Landlord instructing any subtenant to pay rent or other sums to Landlord rather than Tenant. Landlord’s acceptance of such rental payments from any subtenant shall not constitute an election by Landlord to acknowledge or continue the Lease or sublease as an agreement directly between Landlord and such subtenant, nor to give rise to a direct lessor-lessee relationship between Landlord and such subtenant, nor an acceptance or consent to any termination of the Lease or surrender of the Premises by Tenant. The acceptance of Rent by Landlord from any subtenant shall not be deemed to be a waiver by Landlord of any provision hereof. Notwithstanding the foregoing, Tenant shall not have the right to engage in any subletting if the Premises will be used in a manner that is inconsistent with the Use permitted to be made of the Premises as set forth in Section 1 of this Lease or the other terms and provisions of this Lease, or is otherwise prohibited under the terms of this Lease. Tenant shall not have the right to engage in any subletting with or to any governmental body, agency or authority. For purposes of this Lease, the acts and omissions of such subtenant, its agents, contractors, and employees, shall be deemed to be the acts or omissions (as applicable) of Tenant. Tenant’s indemnification obligations to Landlord under this Lease shall include, without limitation, the acts and omissions of such subtenant, its agents, contractors, and employees. Under no circumstances shall any subtenant have any right to exterior Building signage in connection with this Lease, or with respect to any renewal or extension options, rights of offer, refusal or expansion options, or any other rights or options of Tenant under this Lease. The Premises shall not be separately demised or subdivided in connection with any subletting. Nothing contained in this subsection shall be deemed to permit or require any Alterations. If any Alterations would be necessary to comply with applicable Laws or the requirements of any such subtenant, then, notwithstanding anything to the contrary contained herein, Landlord shall have the right to require that Tenant terminate such sublease. In no event shall the aggregate total of all areas of the Premises used for such subletting without Landlord’s consent at any time exceed twenty-five percent (25%) of the total RSF of the Premises. No subletting shall release Tenant of Tenant’s obligations or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.
(d)    Tenant shall pay to Landlord, promptly upon receipt, the amount equal to fifty percent (50%) of the excess of (i) all compensation received by Tenant for each and every Transfer (other than a Transfer described in clause (iii) of the definition thereof in Section 18(a) above), after first deducting Tenant’s actual out-of-pocket costs of the Transfer (including reasonable brokerage fees and costs of Alterations to prepare the space for occupancy by the transferee, on a per-RSF basis if less than all of the Premises are so

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Transferred, with such costs, together with interest at the rate of 8% per annum, being deemed amortized in equal monthly installments sufficient to pay the same in full over the full length of the then-remaining Term of the Lease applicable to such Transfer) over (ii) the Rent allocable to the Premises transferred (on a per-RSF basis if less than all of the Premises are so Transferred).
(e)    If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Promptly following any approved assignment or sublease, Tenant shall deliver to Landlord a lease assignment and assumption agreement or sublease agreement (as applicable) reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Landlord agrees not to charge any administrative handling fees or charges in connection with Landlord’s review and processing of any request for consent to a Transfer. Tenant agrees to reimburse Landlord for all reasonable and documented out-of-pocket attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested. Notwithstanding any acceptance by Landlord of such payment, Landlord shall not be obligated to give its consent to any proposed assignment, subletting or other Transfer of the Lease, the Premises or any interest therein. If Landlord’s consent is withheld, Tenant’s sole and exclusive remedy shall be to file an action in equity with a court having jurisdiction, seeking an injunction for Landlord to grant such consent. In no event shall Landlord be liable to Tenant for any damages in connection with any failure to give its consent to such request.
19.Subordination. Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed during the term by any Mortgagee so long as no Event of Default has occurred hereunder and is continuing beyond applicable notice and cure periods. In the event of any transfer of Landlord’s interest in the Premises, termination of any underlying lease of premises which include the Premises, re-entry or dispossession of Landlord or the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events, Tenant shall, at the request of such Mortgagee, transferee or purchaser of Landlord’s interest, attorn to and recognize the Mortgagee, transferee or purchaser of Landlord’s interest or underlying lease, as the case may be (any such person, “Successor Landlord”), as “Landlord” under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct Lease between such Successor Landlord, as “Landlord”, and Tenant, as “Tenant”. This clause shall be self-operative, but within 10 days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request, provided that the same are consistent with the terms and conditions set forth herein. Landlord agrees to obtain a subordination, non-disturbance and attornment agreement in commercially reasonable form consistent with the terms and conditions set forth herein executed by Landlord’s current Mortgagee within thirty (30) days after the date of this Lease and Tenant’s execution and delivery of the same. Tenant agrees to execute such document in the form used by Landlord’s current Mortgagee provided the same is commercially reasonable and consistent with the terms hereof. Upon full execution by Landlord, Tenant and Landlord’s current Mortgagee, the subordination, non-disturbance and attornment agreement shall be attached hereto as Exhibit “I”. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease. The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20.Tenant’s Certificate; Financial Information.

(a)    From time to time, but not more than once in any 12 month period unless requested in connection with a purchase and sale or refinance or recapitalization by Landlord, Tenant shall furnish to Landlord and any Mortgagee, prospective purchaser or Mortgagee or other person designated by Landlord, within twenty (20) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or Mortgagee of the Property, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit “C”. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord may give Tenant a second notice requesting Tenant’s certificate stating in BOLD ALL CAPITAL TYPE THAT “IF TENANT FAILS TIMELY TO RESPOND TO THIS NOTICE THEN TENANT SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BE BOUND BY THE ESTOPPEL CERTIFICATIONS SET FORTH IN SECTION 20(a) OF THE LEASE”, and if Tenant fails to respond to such second notice within five (5) business days, then Landlord, Landlord's Mortgagee and any prospective purchaser or Mortgagee or other person, may conclusively presume and rely upon the following facts: (i) this Lease is in full force and effect; (ii) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (iii) not more than one monthly installment of Base Rent and other charges have been paid in advance; (iv) there are no claims against Landlord nor any defenses or rights of offset against

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collection of Rent or other charges; and (v) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.
(b)    At any time and from time to time, if Tenant is not then a public company whose current financial information is publicly available, but not more often than two (2) times in any period of twelve (12) months, Tenant shall furnish to Landlord and any Mortgagee, prospective purchaser or Mortgagee or other person designated by Landlord, within twenty (20) days after Landlord has made a request therefor, reasonably requested financial information.
21.Surrender.

(a)    On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, including the Work completed under Exhibit “E” or “K” as applicable and any Alterations made by Tenant and not required by Landlord to be removed by Tenant, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, and all other personal property installed by Tenant or its assignees or subtenants; Tenant’s Exterior Sign, in accordance with Section 11; and to the extent required by Landlord in accordance with Section 12, any Alterations constructed and installed by Tenant. Notwithstanding the foregoing, Tenant shall not be required to remove (i) any wiring, conduits or cabling or (ii) any of the Work completed under Exhibit “E” or “K” as applicable, other than non-standard office improvements which Landlord may require Tenant to remove under the terms of Paragraph E-3 of Article II of Exhibit “E”. Tenant shall repair any damage resulting from such removal, including matching finishes to the surrounding areas, at Tenant’s sole cost and expense. At Landlord’s sole option, any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Landlord may restore the Premises to the condition required to be in when returned by Tenant under the terms of this Lease, and Tenant shall pay the cost thereof on demand.
(b)    If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will or at sufferance at Landlord’s option. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that Tenant shall pay to Landlord, promptly within 10 days of written demand, for each month or partial month Tenant thus remains in possession, (i) for the first three (3) months of such holdover, including any partial month before the fourth month of such holdover, a monthly sum equal to one hundred fifty percent (150%) of the highest rate of Monthly Rent payable under the Lease during the Term and (ii) for the fourth month or partial month of such holdover, and each subsequent month or partial month of such holdover, a monthly sum equal to two hundred percent (200%) of the highest rate of Monthly Rent payable under the Lease during the Term. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, (i) any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages that Landlord suffers as a result of the holdover and (ii) Tenant shall indemnify, defend and hold harmless Landlord against all claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant.
22.Defaults - Remedies.

(a)    It shall be an Event of Default:
(i)    If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22 (c) below, Tenant fails to cure such default on or before the date that is 5 business days after Landlord gives Tenant notice of default;
(ii)    If Tenant enters into or permits any Transfer in violation of Section 18 above;
(iii)    If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22 (c) below, Tenant fails to cure the default on or before the date that is thirty (30) days after Landlord gives Tenant notice of default; provided, however, if such default shall reasonably take more than thirty (30) days to cure, Tenant shall have such additional time as is reasonably necessary to cure the default if Tenant begins to cure the default within thirty (30) days following Landlord’s notice and thereafter continues diligently in good faith to completely cure the default; or

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(iv)    If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any involuntary proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days. The occurrence of any of the foregoing with respect to any Guarantor shall also constitute an Event of Default by Tenant.
(b)    If an Event of Default occurs, Landlord shall have the following rights and remedies:
(i)    Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;
(ii)    To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;
(iii)    To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable;
(iv)    To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; and
(v)    CONFESSION OF JUDGMENT. To cause judgment by confession to be entered against Tenant as follows.
A.    RESERVED.
B.    CONFESSION OF JUDGMENT FOR POSSESSION. TENANT COVENANTS AND AGREES THAT UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, OR IF THIS LEASE IS TERMINATED OR THE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF ARE TERMINATED OR EXPIRE, THEN LANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE PREMISES TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOME ONE ACTING FOR LANDLORD) IN ANY ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER TENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (II) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES INCLUDING APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE PREMISES AS HEREINBEFORE SET FORTH.
C.    Proceedings. In any procedure or action to enter judgment by confession pursuant to Subsection B above: (a) if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the Event of Default or occurrence of the condition precedent, or event, the happening of which default, occurrence or Event of Default authorizes and empowers Landlord to cause the entry of judgment(s) by confession, such affidavit or averment shall be conclusive evidence of such facts, Events of Default, occurrences, conditions precedent or events; and (b) if a true copy of this Lease (and of the truth of which

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such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom, or practice to the contrary notwithstanding.
D.    Waivers by Tenant of Errors and Notice to Quit. Tenant hereby releases to Landlord and to any attorneys who may appear for Landlord all errors in any procedure(s) or action(s) to enter judgment(s) by confession by virtue of the warrants of attorney contained in this Lease, and all liability therefor. Tenant further authorizes the prothonotary, or any clerk of any court of record to issue a writ of execution or other process. If proceedings shall be commenced to recover possession of the Premises either at the end of the Term or sooner termination of this Lease, or for non-payment of Rent or for any other reason, Tenant specifically waives the right to the fifteen (15) or thirty (30) days’ notice to quit required by 68 P.S. §250.501, as amended, and agrees that notice under either Pa.R.C.P. 2973.2 or Pa.R.C.P. 2973.3, as amended from time to time, shall be sufficient in either or any such case.
E.    Rights of Assignee of Landlord. The right to enter judgment(s) against Tenant by confession and to enforce all of the other provisions of this Lease may at the option of any assignee of this Lease, be exercised by any assignee of the Landlord’s right, title and interest in this Lease in his, her or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.
F.    NOTICE; WAIVERS BY TENANT. SUBSECTION B ABOVE CONTAINS A WARRANT OF ATTORNEY AUTHORIZING ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD) TO APPEAR FOR, AND CONFESS JUDGMENT(S) AGAINST, TENANT, WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. SUBSECTION B ABOVE ALSO PERMITS LANDLORD TO EXECUTE UPON THE CONFESSED JUDGMENT(S) WHICH COULD HAVE THE EFFECT OF DEPRIVING TENANT OF ITS PROPERTY WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. TENANT HEREBY ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY REGARDING THE IMPLICATIONS OF THESE PROVISIONS AND TENANT UNDERSTANDS THAT IT IS BARGAINING AWAY SEVERAL IMPORTANT LEGAL RIGHTS. ACCORDINGLY, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER THE CONSTITUTION AND/OR LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF PENNSYLVANIA TO PRIOR NOTICE AND/OR AN OPPORTUNITY FOR HEARING WITH RESPECT TO BOTH THE ENTRY OF SUCH CONFESSED JUDGMENT(S) AND ANY SUBSEQUENT ATTACHMENT, LEVY OR EXECUTION THEREON. TENANT EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANTS OF ATTORNEY TO CONFESS JUDGMENT HAVE BEEN AUTHORIZED EXPRESSLY BY ALL PROPER ACTION OF THE BOARD OF DIRECTORS OR SIMILAR GOVERNING BODY OF TENANT. NOTWITHSTANDING ANYTHING CONTAINED IN SUBSECTION B ABOVE, THIS SUBSECTION AND THE AUTHORITY GRANTED TO LANDLORD THEREIN IS NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A “POWER OF ATTORNEY” AND IS NOT GOVERNED BY THE PROVISIONS OF 20 Pa.C.S.A. §§5601-5611. FURTHERMORE, AN ATTORNEY OR OTHER PERSON ACTING UNDER THIS SUBSECTION SHALL NOT HAVE ANY FIDUCIARY OBLIGATION TO THE TENANT AND, WITHOUT LIMITING THE FOREGOING, SHALL HAVE NO DUTY TO: (1) EXERCISE THESE POWERS FOR THE BENEFIT OF THE TENANT, (2) KEEP SEPARATE ASSETS OF TENANT FROM THOSE OF SUCH ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS, (3) EXERCISE REASONABLE CAUTION OR PRUDENCE ON BEHALF OF TENANT, OR (4) KEEP A FULL AND ACCURATE RECORD OF ALL ACTIONS, RECEIPTS AND DISBURSEMENTS ON BEHALF OF TENANT. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT (I) SUCH WARRANTS OF ATTORNEY TO CONFESS JUDGMENT ARE BEING EXECUTED IN CONNECTION WITH A COMMERCIAL TRANSACTION, (II) LANDLORD’S CONFESSION OF JUDGMENT FOLLOWING AN EVENT OF DEFAULT AND IN ACCORDANCE WITH SUCH WARRANTS OF ATTORNEY WOULD BE IN ACCORDANCE WITH TENANT’S REASONABLE EXPECTATIONS, AND (III) LANDLORD DOES NOT AND, IN REGARDS TO THE LEASE, SHALL NOT HAVE ANY OF THE DUTIES TO TENANT SET FORTH IN 20 PA C.S.A. §5601.3(b).
ACKNOWLEDGED AND AGREED:

MADRIGAL PHARMACEUTICALS, INC.

BY: /s/ Clint Wallace
AUTHORIZED REPRESENTATIVE

(c)    Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22 (a) above more than twice in any consecutive 12-month period, and

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thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22 (b) if Tenant fails to comply with the provisions of Sections 13 or 20 or in an emergency.
(d)    No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. Notwithstanding the expiration of the Term, the termination of this Lease by Landlord or by operation of law or otherwise (except as expressly provided herein), or the repossession of the Premises or any part thereof by Landlord, Tenant shall not be relieved of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, or repossession, and Landlord may, at its option, sue for and collect all Rent and other charges due hereunder at any time as when such charges accrue. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.
(e)    If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party such prevailing party’s reasonable attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal, as determined by the Court.
(f)    Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.
(g)    Tenant waives those provisions of the Landlord and Tenant Act of 1951, Act of April 6, 1951, P.L. 69, art. I, secs. 101 et seq., 68 P.S. secs 250.101 et seq., as amended and as may from time to time be further amended (hereinafter referred to as the “Landlord and Tenant Act”), that are not prohibited by law from being waived. Without limiting the generality of the foregoing waiver, Tenant specifically waives the right to receive the Notice to Quit provided for in the Landlord and Tenant Act.
(h)    If Tenant shall be in default under this Lease and, as a consequence of such default, Landlord shall obtain a judgment against Tenant, such judgment shall be satisfied only out of the property and assets of Tenant, and no officer, director, employee, partner, or shareholder of Tenant shall be liable for any deficiency. In no event shall Landlord have the right to levy execution on any judgment obtained against Tenant for Tenant’s default under this Lease on any personal property of any officer, director, employee, partner, or shareholder of Tenant.
(i)    If Landlord elects to terminate this Lease or Tenant’s possession of the Premises following an Event of Default hereunder, provided that Tenant promptly after receipt of Landlord’s notice of the occurrence of an Event of Default and demand for possession of the Premises shall vacate the Premises and surrender the same to Landlord in the condition required under this Lease, Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages hereunder, but shall not be required: (A) to give preference to reletting the Premises over any other premises that Landlord has currently available in the Building or (B) to accept any potential tenant that Landlord otherwise finds undesirable or not creditworthy. Any reletting of the Premises or any portion thereof may be for such term or terms and on such conditions and at such rental rates and for such uses as Landlord, in its absolute discretion, may determine, and Landlord will apply the rents received from such reletting to Tenant’s account (after deducting Landlord’s costs of reletting, including repairs, alterations and improvements, allowances and other concessions, and any brokers’ and attorneys’ fees).
23.Authority.

(a)    Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, (b) the execution, delivery and performance of this Lease have been duly approved by Tenant and no further corporate action is required on the part of Tenant to execute, deliver and perform this Lease, (c) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant and (d) this Lease, as executed and delivered by such person(s), is valid, legal and binding on Tenant, and is enforceable against Tenant in accordance with its terms.
(b)    Landlord represents and warrants to Tenant that: (a) Landlord is duly formed, validly existing and in good standing under the laws of the state under which Landlord is organized, and qualified to do business in the state in which the Property is located, (b) the execution, delivery and performance of this Lease have been duly approved by Landlord and no further action is

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required on the part of Landlord to execute, deliver and perform this Lease, (c) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord, (d) this Lease, as executed and delivered by such person(s), is valid, legal and binding on Landlord, and is enforceable against Landlord in accordance with its terms, and (e) no consent of any third party is required in connection with Landlord’s execution and delivery of this Lease other than those consents obtained by Landlord prior to the date hereof.
24.Liability of Landlord.

(a)    The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Property except for obligations already accrued (and, as to any unapplied portion of any rents paid in advance, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest (which transfer may be effectuated via, among other means, a credit against other amounts due)). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be held in default under this Lease unless Landlord fails to perform or observe any of its obligations, covenants, or agreements hereunder and such breach or failure shall not be cured within thirty (30) days after Landlord receives written notice from Tenant specifying such breach or failure (provided, however, that if such breach or failure shall reasonably take more than thirty (30) days to cure, Landlord shall have such additional time as is reasonably necessary to cure such breach or failure so long as Landlord commences such cure within the thirty (30) days after its receipt of such written notice from Tenant and thereafter, using reasonable efforts, diligently prosecutes such cure to completion). In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Tenant shall look solely to Landlord’s equity in the Building (including Landlord’s interests in rents from the Building, insurance proceeds, condemnation awards and other proceeds) for the satisfaction of any claim, remedy or cause of action of Tenant in the event of any default or failure to perform any of Landlord’s obligations under this Lease or by law, express, implied or assumed. Neither Landlord nor any disclosed or undisclosed principal, member, partner, trustee, officer, director, employee, agent or attorney of Landlord, its agents or managers (each, a “Landlord Party”), nor any successors or assigns of any of them, shall have any personal liability for any such default or failure under this Lease or otherwise with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and/or occupancy of the Premises, and no other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies or otherwise with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and/or occupancy of the Premises.
(b)    In the event that (i) Landlord shall breach or fail to perform its obligations to Maintain the Premises as required under Section 9(a) above, and (ii) such breach or failure shall continue uncured beyond the time provided under Section 24(a) above for notice to Landlord and its Mortgagees and for the cure thereof, and (iii) such continuing breach or failure is creating a material impairment to the operation of Tenant's business at the Premises, then Tenant may, at Tenant's option, without waiving any claim for damages for breach of agreement, at any time thereafter perform such work as may be reasonably necessary to cure such breach or failure, subject to the terms, conditions, and limitations of this Section 24. Landlord shall reimburse Tenant for any reasonable amounts properly paid by Tenant as aforesaid within thirty (30) days of Tenant's written demand therefor. Tenant shall not have, and hereby expressly waives, any right to terminate this Lease or withhold Rent on account of any Landlord default or failure to pay such amounts demanded by Tenant under this provision, but this provision shall not be deemed to waive Tenant’s right to sue for payment of amounts due and unpaid in accordance with this Section. Notwithstanding the foregoing, any such curative work by or on behalf of Tenant shall be limited solely to the Premises and any systems or equipment of the Building serving the Premises exclusively. Such work by Tenant shall not damage, impair or prevent access to or use of any of the structural elements of the Building (including without limitation, the roof of the Building, the facade, entrances and exits of the Building, and the exterior windows and window frames of the Building), Building Systems (except for those serving the Premises exclusively), or the Common Areas of the Building (including the parking garage, exterior parking facilities, driveways, walkways, and signage, without limitation). Tenant shall not do or cause to be done anything that may affect premises leased to or occupied by, or otherwise disturb the use or occupancy of, any other tenant or occupant of the Building, or that would cause a breach or default by Landlord in its obligations to other tenants or occupants or to any Mortgagee. Tenant shall not do or cause to be done anything that would impair or invalidate any contractor’s warranty benefitting Landlord, including without limitation, any roof warranties. All work done by Tenant under this provision shall be performed only by Landlord’s contractors or by contractors approved in advance by Landlord (such approval not to be unreasonably withheld), in a good and workmanlike manner, in compliance with all applicable Laws, and in accordance with all of the terms and provisions of this Lease applicable to work and Alterations performed by Tenant including, without limitation, Sections 11 and 12. If Tenant requires access to premises leased to or occupied by any other tenant or occupant of the Building in order to perform any work permitted to be done by Tenant under the terms and conditions of this Section 24(b), Landlord will allow Tenant and its contractors to have such access, but only if, and to the extent that, Landlord has the right to allow such access by Tenant and its contractors under the terms and conditions of such other tenant’s or occupant’s lease or occupancy agreement.

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(c)    Tenant hereby waives the benefit of any Laws granting it the right to perform any of Landlord’s obligations under this Lease and agrees that all such rights of Tenant, if any, that may arise shall be solely under and subject to the terms, conditions and limitations of this Section 24. Tenant waives the benefit of any laws granting it a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.
(d)    In no event shall anything in this Section 24 be deemed to allow Tenant to, and Tenant shall not, in any event, relocate other tenants or do anything else for which Landlord is responsible under Exhibit “E” or “K”, as applicable, or construct, perform or provide any of the Base Building Work to be provided by Landlord under Exhibit “E” or the Work under Exhibit “K”, as applicable, or do anything else for which Landlord is responsible to prepare the Premises for delivery to Tenant and/or for use or occupancy by Tenant.
25.Miscellaneous.

(a)    The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.
(b)    This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.
(c)    All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.
(d)    If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.
(e)    This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.
(f)    Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.
(g)    The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by both Landlord and Tenant.
(h)    The Broker(s) identified in Section 1, if any, will be paid a commission by Landlord pursuant to a separate written agreement between Landlord and such Broker(s). Each party represents and warrants to the other party that the Broker(s) identified in Section 1, if any, are the only brokers or agents dealt with by such party in connection with the negotiation or execution of this Lease. Each such party hereby agrees to indemnify and hold the other party (and any Mortgagee) harmless from any and all claims by any broker or agent other than the Broker(s) identified in Section 1, if any, for commissions, fees or expenses arising out of or in connection with the negotiation of or entering into this Lease by Landlord and Tenant, based on the assertion that the indemnifying party agreed to pay or (cause to be paid) such other broker or agent. In no event shall any Mortgagee have any obligation to any broker or agent involved in this transaction.
(i)    If Landlord or Tenant shall be delayed, hindered or prevented from the performance of any acts required under this Lease or by law, other than payment of any sums of money due, by reason of an act of God, floods, storms or adverse weather conditions, fire, casualty, actions of the elements, strikes, lockouts, other labor trouble, defective materials, inability to procure or shortage of labor, equipment, facilities, fuel, materials or supplies despite reasonable efforts, failure of transportation, telecommunications or power, restrictive governmental laws or regulations, acts, directives or orders of any governmental authority whether lawful or unlawful, compliance with any law or governmental order, rule, regulation or direction, governmental delay,

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inability to obtain building or use and occupancy permits, accidents, riot, civil commotion or disorder, insurrection, war (whether declared or not), armed conflict or serious threat of same, terrorism, plague, epidemic, pandemic (including, without limitation, COVID-19), outbreaks of infectious disease or any other public health crisis, including quarantine or other employee restrictions, government-declared national emergency, statewide emergency or local emergency affecting the geographic area including the Building, or any other cause similar or dissimilar to the foregoing beyond the reasonable control of the party whose performance is delayed (“Force Majeure”), then except to the extent expressly provided herein, the performance of such act or acts shall be excused for the period of delay, in which case the period for the performance of any such act or acts shall be extended for the period reasonably necessary to complete performance after the end of the period of such delay. Except to the extent expressly provided herein, in no event shall any monetary obligations under this Lease be extended due to Force Majeure, and in no event shall financial inability constitute a cause beyond the reasonable control of a party. In order for any party hereto to claim the benefit of a delay due to Force Majeure, such party shall be required to use reasonable efforts to minimize the extent and duration of such delay, and to give the other party reasonable notice of the cause of such delay within a reasonable time of its commencement. In addition, except to the extent expressly provided herein, each party’s delay in performance of its non-monetary obligations under this Lease shall be excused to the extent that such delay is due to any act or omission of the other party or such other party’s employees, agents, representatives or contractors in breach of such other party’s obligations under this Lease.
(j)    Nothing contained in this Lease shall be construed to create a partnership, joint venture or other association between Tenant and Landlord.
(k)    This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument. This Lease shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Landlord and Tenant.
(l)    Landlord and Tenant agree to the use of electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be. A digital, mechanical or electronic reproduction (such as, but not limited to, a photograph, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy) of the signature of Landlord or Tenant shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original signature penned manually by its signatory. Without limitation, if the signature of a party is delivered by electronic signature technology (e.g., DocuSign), such electronic signature shall be treated in all respects as having the same effect as an original “wet ink” signature. Upon request by Landlord or Tenant, each party shall provide its ink-on-paper original signature penned manually by its signatory on this Lease.
26.Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1(n) above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the earlier of the day of actual delivery to the intended recipient, or the third business day following deposit in the mail (if sent by certified or registered mail), or on the first business day after being sent (if sent by reputable overnight courier service) or on the business day delivery is refused. If the term “Tenant” as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.

27.Reserved.

28.Utilities. For and with respect to each calendar year of the Term (and any renewals or extensions thereof), including, without limit, the Base Year and the first calendar year during which the Term of this Lease shall have commenced, there shall accrue and Tenant shall pay to Landlord, without offset or deduction, as Additional Rent under this Lease: (1) Landlord’s costs of supplying electricity, water, sewer, gas and other utilities consumed by Tenant in the Premises, including without limitation, such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air conditioning systems serving the areas which includes the Premises, if any, as such consumption shall have been shown on the meters for such systems and computed on a proportionate basis with other areas served by the meters together with any administrative costs incurred by Landlord by reason thereof, and (2) Tenant’s Share of Landlord’s costs of supplying electricity, water, sewer, gas and other utilities to all other areas of the Building and the Property (not separately billed or metered within the Building) in connection with the operation of the Building and the Property, at the same rate as Tenant would be obligated to pay the applicable utility company providing such service at the retail rate, and all taxes or fuel adjustments or transfer charges and other like charges regularly passed on to consumers by the utility company furnishing service to the Property, Building and Premises, administrative costs related to keeping track of use and consumption and a reasonable loss factor related to any meters and sub-meters. For the avoidance of doubt, Tenant shall not be

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required to pay for any utilities consumed by any tenant in the Building within such tenant’s demised premises. If the Building is less than 95% occupied, or if any tenant in the Building contracts directly for electric power service or other utilities or its usage is separately metered or sub-metered during any portion of the relevant period, the total electric power costs and other utility costs for the Building will be “grossed up” to reflect what those costs would have been had the Building been 95% occupied and had each tenant in the Building used the Building-standard amount of electric power and other utilities, as determined by Landlord. Tenant shall pay all amounts billed pursuant to the provisions hereof within 30 days of receiving Landlord’s written statement of such charges. Any payment, refund, or credit made pursuant to this Section shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provisions hereof; provided, however, that if Tenant does not notify Landlord that it disputes any statement within 30 days of receipt, Tenant shall be deemed to agree and be bound thereby. If, upon expiration or termination of this Lease for any cause, the amount of electricity charges or other utility charges due hereunder has not yet been determined, an appropriate payment from Tenant to Landlord shall be made within 30 days after such determination. Landlord shall have the right to require Tenant to contract directly with the utility provider supplying electricity and any other utility services to the Building, in which event Tenant shall pay all charges for such utilities directly to the utility provider. Landlord shall at all times have the exclusive right to select the provider or providers of electricity and all other utility services to the Premises and the Property, and Landlord shall have the right of access to the Premises from time to time to install or remove utility facilities. Tenant shall obtain, contract directly and pay for telecommunication services and all other services and utilities used or consumed on or from the Premises that are not supplied by Landlord, if any. If any meter or submeter shall be installed to monitor electricity or other utility services to the Premises, Tenant shall pay for all such services supplied by Landlord as shown by the meter or submeter as applicable, at the retail rate charged by the utility company furnishing the same, together with any administrative costs incurred by Landlord by reason thereof upon monthly invoicing, and Landlord will adjust Tenant’s Share of the costs for such utility services to the Building and Property accordingly.

29.Rights Reserved to Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

(a)    To name or rename the Property and the Building and change the name or street address of the Property and the Building, provided that Landlord shall reimburse Tenant for the cost of replacing Tenant’s existing stock on hand of preprinted stationary showing Tenant’s street address at the Property and the Building if such street address is changed by Landlord. Landlord shall have the exclusive right to use the name and image of the Property and the Building for all purposes, except that Tenant may use the name on its business address and for no other purpose.
(b)    To install, affix and maintain any and all signs on the exterior or interior of the Building or the Property.
(c)    To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet paper, shoe shining, vending machines, mobile vending service, catering and like services used on the Property or in the Building.
(d)    To make Alterations to the Property, Building and Common Areas and to alter the layout, design and/or use of the Property, Building and Common Areas in such manner as Landlord, in its sole discretion, deems appropriate, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space, corridors and Common Areas in the Building or the Property, and to interrupt or temporarily suspend services or use of Common Areas, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible. Tenant shall reasonably cooperate with Landlord and Landlord’s contractors, subcontractors, architects, engineers and agents during the preparation and construction of any such Alterations so long as it does not disrupt the daily business operations.
(e)    If Tenant vacates or abandons the Premises, to decorate, remodel, alter, or otherwise prepare the Premises for re-occupancy, without affecting Tenant’s obligation to pay Rent and at no cost or expense to Tenant other than any costs to remove Tenant’s property from the Premises and to restore the Premises to the condition required pursuant to Section 21 unless Tenant is in breach or default of Tenant’s obligations under the terms of this Lease.
(f)    To hold at all times, and to use in appropriate instances subject to the terms hereof, passkeys and security system codes necessary for access to the Premises and all doors within and into the Premises. On the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.
(g)    To designate and approve all window coverings used in the building.

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(h)    To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and Building. Landlord confirms that the existing Building as of the date of this Lease can hold a weight of 70 lbs./square foot.
(i)    To install vending machines of all kinds in the Building and upon the Property, and to provide mobile vending service therefor, and to receive all of the revenues derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.
(j)    To regulate deliveries of supplies and the use of the loading docks, receiving areas and freight elevators.
(k)    To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises.
(l)    Subject to the Exclusive Use Restriction, to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property.
(m)    The exclusive right to use or dispose of the use of the roof of the Building.
30.Amenities. During the Term, Landlord shall provide certain amenities including the conference rooms to be constructed as described below, and the fitness center, Wi-Fi and other services which are provided at the Property for use in common by Landlord and its tenants and occupants at the Building as of the date of this Lease (the “Amenities”), subject to Landlord’s rules and regulations and further subject to scheduling availability as determined by Landlord or its manager for the Building, under the terms and conditions as follows:

        (a)    Tenant shall have the right to reserve and use the training center and/or conference room facility to be constructed by Landlord pursuant to Exhibit “E” a minimum of six (6) times per month and otherwise unlimited use on a “first come, first served” basis, subject to scheduling availability as determined by Landlord or its manager for the Building. All costs and expenses to Landlord and/or its affiliates of providing, operating, managing and maintaining the Amenities shall be included in Operating Expenses. The Amenities required to be provided by Landlord hereunder will be maintained in a manner consistent with other office buildings similar to the Building in the same in Conshohocken-West Conshohocken geographic market area as the Building. Landlord agrees not to charge Tenant or its employees any fees (other than the Monthly Rent provided for in this Lease) for the use of such Amenities, except that Landlord may establish reasonable charges for additional services which are provided only upon request or are not regularly made available to all users of the Amenities (e.g., special event setup and takedown, rentals of additional furniture and extra equipment, additional cleaning, catering).
        (b)    All of the Amenities and services described herein shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable and non-discriminatory rules and regulations with respect to such Amenities and services. Tenant agrees to abide by and conform to such rules and regulations and to cause its officers, agents, employees, contractors, subcontractors and invitees so to abide and conform. Landlord reserves the right to suspend or revoke the use and/or membership privileges of any individual for failure to abide by and conform to such rules and regulations at any time. Landlord does not make any representations as to the security of its Wi-Fi network (or the Internet) or of any information that Tenant puts on it. Tenant agrees to use whatever security measures (such as encryption) Tenant believes are appropriate to its business and circumstances. Landlord reserves the right to make changes, additions, alterations or improvements in and to any Amenities and related services from time to time, which may include temporary closures in connection with maintenance, repairs, additions, alterations or improvements.
        (c)    In no event shall Landlord be responsible for any of the acts, omissions, negligence or willful misconduct of Tenant or Tenant’s Agents or any other tenant, occupant or person in their use of any such Amenities and services, nor shall Landlord have any liability for any loss or damage to persons or property (including theft or vandalism, without limitation) in connection with any use of any such Amenities and services. Landlord may impose additional, reasonable conditions upon the use of any such Amenities and services by Tenant and its employees, agents, contractors, subcontractors and invitees, which may include requiring them to execute and deliver a use, membership and/or entry agreement and a release of liability and waiver of claims. In Landlord’s sole judgment, Landlord may require Tenant to enter into a special event license agreement for the use of any Amenities to the exclusion of other tenants and occupants, or outside of the regular hours established by Landlord from time to time, or if non-tenant invitees will be present, or if food, beverages or alcohol will be available, or otherwise due to any special use or circumstances.

31.Parking. Appurtenant to the lease of the Premises, subject to the Building Rules, Tenant shall have the nonexclusive privilege during the Term to use 4.0 parking spaces per 1000 RSF of the Premises (or portion thereof delivered to Tenant) on a non-

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assigned, non-reserved (except as provided below) basis, in the parking facilities serving the Building. (For avoidance of doubt, as of the Commencement Date, the number of parking spaces with respect to the Initial Premises (i.e., the Phase One Space), based on 14,932 RSF, is 60 spaces; and as of the Phase Two Commencement Date, the number of parking spaces with respect to the Additional Premises (i.e., the Phase Two Space), based on 39,183 RSF, is an additional 156 spaces.) Unless otherwise expressly provided herein, the parking spaces available to Tenant, its employees and invitees shall be unassigned, and Tenant’s and its Agents’ use of the parking facilities will be in common with other tenants and occupants, including Landlord, in areas reasonably designated by Landlord. The number of parking stalls permitted to be used by Tenant and its Agents shall not at any time exceed the number of spaces specified herein above as reasonably determined by Landlord. Landlord reserves the right to grant exclusive parking to other tenants and occupants (including Landlord), and the right to change the location of parking spaces permitted to be used by Tenant hereunder, and otherwise reserves all rights and exclusive control over the parking facilities. Landlord reserves the right to dedicate any of the parking facilities to use by the public and to increase, eliminate, reduce or change the number, type, size, location, elevation, nature and use of the parking facilities; make changes, additions, subtractions, alterations or improvements in and to such parking facilities; withdraw portions of the Property from the parking facilities or add parking facilities to the Property, including non-contiguous parcels for parking and other purposes; and to construct buildings, kiosks and other improvements in the parking facilities; provided, however, Landlord agrees: (a) to allow pedestrian and vehicular access to the parking facilities from other areas of the Property and from adjacent public streets and from other public ways, if available, at all times except during reasonable periods of time required for construction and to provide necessary maintenance or repairs (which periods Landlord shall use reasonable efforts to minimize); (b) except as may be required by applicable Law, not otherwise to change any other portion of the parking facilities in such a manner so as to reduce the total number of parking spaces in the parking facilities on the Property below a minimum ratio of 4.0 parking spaces per 1000 RSF in the Building; and (c) not to impose a separate fee or charge for the use of unreserved spaces in the parking facilities by Tenant, its employees and invitees (other than costs and expenses properly included in Operating Expenses and Property Taxes).

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Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Date signed: 4/24/2025	Landlord: KPG FF Owner, L.P., a Delaware limited partnership By: KPG FF GP, LLC, a Delaware limited liability company, its general partner By: /s/ Rich Gottlieb Name: Rich Gottlieb Title: President

Date signed: 4/23/2025	Tenant: Madrigal Pharmaceuticals, Inc., a Delaware corporation By: /s/ Clint Wallace Name: Clint Wallace Title: Chief Human Resources Officer

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Rider 1 to Lease Agreement
(Multi-Tenant Office)
ADDITIONAL DEFINITIONS
“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.
“Agents” of Tenant (or “Tenant’s Agents”) means Tenant’s employees, agents, representatives, contractors, and subtenants.
“Alteration” means any addition, installation, alteration or improvement to the Premises or Property, as the case may be.
“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.
“Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.
“Business Day” or “business day” shall mean every day of the week, excepting Saturday, Sunday, and the following Federal holidays: New Years Day, Memorial Day, Independence Day (4th of July), Labor Day, Thanksgiving, and Christmas Day.
“Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, lobbies, hallways, restrooms, elevators, driveways, sidewalks, parking, loading and landscaped areas. In no event shall the “Common Areas” be deemed to include any hallways or restrooms or other demised areas that are fully contained within and comprise part of (and exclusively serve) the Premises, provided, however, that Landlord may designate and limit access to Building Systems and areas such as closets for mechanical, electrical, plumbing and HVAC equipment serving other areas of the Building.
“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.
“Event of Default” means a default described in Section 22(a) of this Lease.
“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.
“Interest Rate” means interest at the rate of 1.5% per month.
“Land” means the lot(s) or plot(s) of land on which the Building and related improvements are situated or allocated by Landlord to the Building.
“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.
“Lease Year” means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12-month period thereafter during the Term.
“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.
“Monthly Rent” means the monthly installment of Base Rent plus the monthly installment of the Excess Operating Expenses estimated by Landlord and the monthly installment of the Excess Property Taxes estimated by Landlord, and if applicable the monthly installment of estimated electricity and other utilities costs and charges, and any other Additional Rent payable by Tenant in monthly installments under this Lease.

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.
“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.
“Normal Business Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, legal holidays excepted (currently including New Years Day, Memorial Day, Independence Day (4th of July), Labor Day, Thanksgiving, and Christmas Day).
“Operating Expenses” means all costs, fees, charges and expenses paid, incurred or charged by or on behalf of Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Building and the Property, including, but not limited to, (i) the charges at standard rates for any services provided by Landlord pursuant to Section 7 of this Lease, excluding, however, costs and expenses of electricity, heating, ventilation and air conditioning, gas, water and sewer and other utilities which are directly paid or reimbursed by tenants to Landlord or other utility provider, as the case may be, (ii) insurance premiums and the amount of any deductibles, (iii) Landlord’s cost to Maintain the Property and the Building, (iv) the cost of service, operation and maintenance contracts including, but not limited to, cleaning, landscaping, snow and ice removal, trash collection, monitoring and access control services, (v) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements which are required to comply with any Laws enacted or effective after the Base Year or made for the purpose of reducing Operating Expenses, (vi) management fees, administrative expenses and personnel costs, including, but not limited to, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs for employees of Landlord and the property manager engaged in the operation, management, maintenance and repair of the Building, (vii) any other costs and expenses incurred by Landlord for building supplies and maintenance and repair, (viii) the cost of any additional services not provided to the Property or the Building on the Commencement Date but thereafter provided by Landlord in the prudent management of the Property or the Building and (ix) the cost of operating any fitness facility, conference facility, transportation service, concierge service or other amenity furnished or made available generally to tenants of the Building. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease. The foregoing notwithstanding, Operating Expenses will not include: (1) depreciation on the Building or Property, (2) financing and refinancing costs (except as provided above), interest on debt or amortization payments on, or any points, fines or penalties under or in connection with, any Mortgage, or rental under any ground or underlying lease, (3) leasing commissions payable to brokers, advertising expenses, attorneys’ fees, tenant improvements and alterations of leased space in the Building or other costs directly related to the leasing of the Property, (4) Property Taxes, (5) costs of special cleaning or other services not provided on a regular basis to tenants of the Building (including Tenant), (6) the cost of any work or services performed for any other tenant of the Building to a materially greater extent or in a manner materially more favorable to such other tenant than that performed for or furnished to Tenant, (7) the cost of correcting defects in the construction of the Building or in the Building Systems to the extent of any recovery by Landlord under warranties, (8) the cost of repairs to the Building to the extent Landlord is reimbursed by proceeds of insurance, (9) legal, accounting, and other expenses related to Landlord’s financing, refinancing, mortgaging, or selling the Building or the Property, (10) cost of any political, charitable, or civic contribution or donation, (11) all reserves for future costs with respect to the Building or the Property, including reserves for future costs of repairs, maintenance, and replacements, (12) bad debts or rent loss reserves, (13) intentionally omitted, (14) salaries, wages, benefits and other compensation paid to officers and employees of Landlord to the extent not related to the operation, management, maintenance or repair of the Building or the Property, (15) (A) general organizational, administrative and overhead costs relating to creating or maintaining Landlord‘s existence, either as a corporation, partnership, or other entity, and (B) general corporate, legal and accounting expenses, general corporate overhead and general administrative expenses not related to the operation of Building or the Property, (16) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Building or any applicable Law, (17) overhead and profit increment paid to Landlord, its subsidiaries or Affiliates, for goods and/or services in or to the Building or the Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis in the same geographic market area of Conshohocken-West Conshohocken in which the Building is located (excluding management fees provided for herein), (18) costs of fine art maintained at the Building, (19) any expenses otherwise includable within Operating Expenses to the extent Landlord is actually reimbursed by third-party persons other than tenants of the Building under leases for space in the Building or persons claiming under such leases, (20) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials or asbestos in or about the Building (including in any Common Areas) and the Property, including, without limitation, Hazardous Materials in the ground water or soil (but this exclusion shall not limit or release any liability Tenant may have therefor under Section 10(d) or other applicable Lease provisions), (21) any increase in insurance premiums if such increase is solely caused by the use, occupancy or act of another tenant and any other premiums for any insurance carried by Landlord which is not customarily carried by other reasonably prudent landlords in comparable first-class office buildings in the Conshohocken-West Conshohocken geographic submarket and is not otherwise permitted or required to be carried by Landlord, (22) rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems) except (a) if such equipment is reasonably and customarily leased in the operation of first-class office buildings in the Conshohocken-West Conshohocken geographic submarket or (b) to the extent the costs of such equipment, if purchased, would be properly included in Operating Expenses under subsection (v) above, (23) repair costs resulting from the negligence or willful misconduct of Landlord or Landlord’s Agents or affiliates, or the negligence or willful misconduct of any other tenant of the Building to the extent that Landlord is entitled to and actually receives reimbursement of such costs from such other tenant or from proceeds of insurance, (24) intentionally omitted, (25) any deductible amounts in Landlord’s insurance policy exceeding $100,000 in the aggregate with respect to an applicable calendar year, and/or (26) other expenses which are required to be excluded from Operating Expenses under generally accepted accounting practices (GAAP) and are not otherwise permitted to be included in Operating Expenses under the terms hereof.

“Property” means the Land, the Building, all other buildings and improvements now or hereafter constructed on the Land, the Common Areas, and all appurtenances to them. If the Property includes or is part of a project that includes more than a single building, the building in which the Premises are located may be sometimes referred to herein as the “Building” taken individually or together with such other buildings as the context requires as determined by Landlord.
“Property Taxes” means to the extent not directly paid or reimbursed by tenants (including Tenant) to applicable governmental authority or to Landlord as described in Section 5 of this Lease, all levies, taxes (including real estate taxes and other ad valorem taxes), assessments (including, without limitation, assessments for commercial property assessed clean energy and/or similar initiatives related to the Property), governmental charges, liens, license and permit fees, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or against Landlord because of Landlord’s estate or interest in the Property. Property Taxes shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Property Taxes, or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Property. Property Taxes may be allocated among the tax parcel or parcels including the Building and the other tax parcel or parcels included in the project of which the Building is a part, if applicable, or so much thereof as is allocated to the Building by Landlord, on a proportionate share basis or otherwise as reasonably determined by Landlord provided such allocations are made on a consistent basis. If Property Taxes applicable to the Base Year are, at any time, reduced as a result of tax appeal, reassessment, exemption, abatement or any other reason, then for the purposes of this Lease such reduced taxes will be the Base Year Property Taxes and Tenant will pay to Landlord, within thirty (30) days of its receipt of notification of the reduced Base Year Property Taxes, any amounts due as a result of such reduction in the Base Year Property Taxes. The reasonable cost of any appeal or reassessment shall be added to Property Taxes.

“Rent” means the Base Rent, Excess Operating Expenses, Excess Property Taxes, all costs and charges for electricity and other utilities, and all other amounts payable by Tenant to Landlord under this Lease, including, without limitation, Additional Rent. “Additional Rent” means all amounts payable by Tenant to Landlord under this Lease, other than Base Rent.
“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.
“Telecommunications Services” means services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.
“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease. Landlord may make an equitable adjustment to Tenant’s Share if the rentable square feet of the Premises or the Building shall change as determined by Landlord’s architect in accordance with applicable BOMA standards.
“Term” means the initial Term determined as set forth in Section 1 and, if this Lease is renewed or extended pursuant to the valid exercise of an option right contained in this Lease in accordance with its terms and provisions, the period of time added to such initial Term by any such renewals or extensions. This provision shall not be deemed to grant or create any such rights or options of renewal or extension.
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